Exhibit 4.1
EXECUTION VERSION
IASIS HEALTHCARE LLC
IASIS CAPITAL CORPORATION
and each of the Guarantors party hereto
8.375% SENIOR NOTES DUE 2019
INDENTURE
Dated as of May 3, 2011
The Bank of New York Mellon Trust Company, N.A.
Trustee

CROSS-REFERENCE TABLE*

Trust Indenture
Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	12.03
(c)	12.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.07
(c)	7.06; 12.02
(d)	7.06
314(a)	4.03; 12.02; 12.05
(b)	N.A.
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(d)	N.A.
(e)	12.05
(f)	N.A.
315(a)	7.01
(b)	7.05
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	12.01
(b)	N.A.
(c)	12.01

N.A. means not applicable.

*	This Cross Reference Table is not part of the Indenture.

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- ii -

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EXHIBITS

Exhibit A1	FORM OF NOTE
Exhibit A2	FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF NOTATION OF SUBSIDIARY GUARANTEE
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE

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INDENTURE dated as of May 3, 2011 among IASIS Healthcare LLC, a Delaware limited liability company (“the Company”), IASIS Capital Corporation, a Delaware corporation (“IASIS Capital” and, together with the Company, the “Issuers”), the Guarantors (as defined) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).
The Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 8.375% Senior Notes due 2019 (the “Notes”):
ARTICLE 1.
DEFINITIONS AND INCORPORATION
BY REFERENCE
Section 1.01 Definitions.
“144A Global Note” means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“2004 Transactions” means the acquisition in 2004 by the Permitted Holders of the business then being conducted by a predecessor of the Company, including the financing of the acquisition, the refinancing of Indebtedness then existing, and all financings, contributions and other transactions related thereto.
“Acquired Debt” means, with respect to any specified Person:
(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and
(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Additional Assets” means any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary of the Company in a Permitted Business.
“Additional Notes” means any Notes (other than the Initial Notes), if any, issued under this Indenture in accordance with Sections 2.02, 2.14 and 4.09 hereof.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. No Person in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.
“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:
(1) 1.0% of the principal amount of such Note; and
(2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price (such redemption price being set forth in the table appearing in Section 3.07 of this Indenture) of such Note at May 15, 2014, plus (ii) all required interest payments due on such Note (excluding accrued but unpaid interest to the Redemption Date) to but excluding May 15, 2014, computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
“Asset Sale” means:
(1) the sale, lease (other than operating leases), conveyance or other disposition of any assets or rights outside of the ordinary course of business; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole shall be governed by Sections 4.15 and 5.01 of this Indenture and not by Section 4.10 of this Indenture; and
(2) the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries (other than directors’ qualifying Equity Interests or Equity Interests required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary).

Notwithstanding the preceding, none of the following items shall be deemed to be an Asset Sale:
(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $10.0 million;
(2) a transfer of assets between or among the Company and its Restricted Subsidiaries;
(3) an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;
(4) the sale or lease of products, services or accounts receivable (including at a discount) in the ordinary course of business and any sale or other disposition of damaged, worn-out, negligible, surplus or obsolete assets in the ordinary course of business;
(5) the sale or other disposition of Cash Equivalents;
(6) a Restricted Payment that does not violate Section 4.07 of this Indenture or is a Permitted Investment;
(7) a sale and leaseback transaction with respect to any assets within 180 days of the acquisition of such assets;
(8) any exchange of like-kind property of the type described in Section 1031 of the Internal Revenue Code of 1986 for use in a Permitted Business;
(9) the sale or disposition of any assets or property received as a result of a foreclosure by the Company or any of its Restricted Subsidiaries on any secured Investment or any other transfer of title with respect to any secured Investment in default;
(10) the licensing of intellectual property in the ordinary course of business or in accordance with industry practice;
(11) the sale, lease, conveyance, disposition or other transfer of (a) the Capital Stock of, or any Investment in, any Unrestricted Subsidiary or (b) Permitted Investments made pursuant to clause (15) of the definition of “Permitted Investments”;
(12) surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;
(13) leases or subleases to third persons in the ordinary course of business that do not interfere in any material respect with the business of the Company or any of its Restricted Subsidiaries;

(14) sales of accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction to a Receivables Subsidiary for the Fair Market Value thereof, less amounts required to be established as reserves and customary discounts pursuant to contractual agreements with entities that are not Affiliates of the Company entered into as part of a Qualified Receivables Transactions; and
(15) transfers of accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction.
“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.
“Board of Directors” means:
(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;
(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
(4) with respect to any other Person, the board or committee of such Person serving a similar function.
“Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.
“Business Day” means any day other than a Legal Holiday.
“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:
(1) in the case of a corporation, corporate stock;
(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Cash Equivalents” means:
(1) United States dollars or any other currencies held from time to time in the ordinary course of business;
(2) securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;
(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of two years or less from the date of acquisition, bankers’ acceptances with maturities not exceeding two years and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus of not less than $250.0 million;
(4) repurchase obligations for underlying securities of the types described in clauses (2), (3) and (7) entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Company) and in each case maturing within 24 months after the date of creation thereof and Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;
(6) marketable short-term money market and similar funds either having (A) assets in excess of $250.0 million or (B) a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Company);

(7) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Company) with maturities of 24 months or less from the date of acquisition;
(8) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Company) with maturities of 24 months or less from the date of acquisition; and
(9) investment funds investing at least 90% of their assets in securities of the types described in clauses (1) through (8) above.
“Change of Control” means the occurrence of any of the following:
(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than Permitted Holders;
(2) the adoption of a plan relating to the liquidation or dissolution of the Company (other than a plan with respect to the Company adopted solely for the purpose of reorganizing the Company as a corporation); or
(3) the Issuers become aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by (A) any Person (other than any Permitted Holder) or (B) Persons (other than any Permitted Holder) that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50.0% of the total voting power of the Voting Stock of the Company directly or indirectly through any of its direct or indirect parent holding companies; provided that a Change of Control shall not be deemed to have occurred solely as a result of the Issuers becoming Subsidiaries of any direct or indirect parent holding companies so long as no Person or Persons that are together a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any such group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), in each case other than the Permitted Holders owns or holds, directly or indirectly, more than 50.0% of the total voting power of the ultimate parent holding company.

“Clearstream” means Clearstream Banking, S.A.
“Company” shall have the meaning assigned to such term in the introductory statement of this Indenture.
“Consolidated Adjusted EBITDA” means, with respect to any specified Person for any period (the “Measurement Period”), the Consolidated Net Income of such Person for such period plus, without duplication and to the extent deducted in determining such Consolidated Net Income, the amounts for such period of:
(1) the Fixed Charges of such Person and its Restricted Subsidiaries for the Measurement Period; plus
(2) the consolidated income tax expense of such Person and its Restricted Subsidiaries for the Measurement Period; plus
(3) the consolidated depreciation expense of such Person and its Restricted Subsidiaries for the Measurement Period; plus
(4) the consolidated amortization expense of such Person and its Restricted Subsidiaries for the Measurement Period; plus
(5) Subordinated Management Fees paid and permitted to be paid under the terms of this Indenture plus reasonable out-of-pocket expenses incurred, in each case, during the Measurement Period pursuant to the Management Services Agreement as described under the caption “Certain Relationships and Related Party Transactions” in the Offering Memorandum; plus
(6) fees, costs and expenses paid or payable in cash by the Company or any of its Subsidiaries during the Measurement Period in connection with the Transactions; plus

(7) other non-cash expenses and charges for the Measurement Period reducing Consolidated Net Income (excluding any such non-cash item to the extent representing an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period); plus
(8) any non-recurring out-of-pocket expenses or charges for the Measurement Period relating to any offering of Equity Interests by the Company or any direct or indirect parent of the Company, any Asset Sale, Investment or merger, recapitalization or acquisition or disposition transactions made by the Company or any of its Restricted Subsidiaries, or any Indebtedness incurred, repaid, refinanced or amended by the Company or any of its Restricted Subsidiaries (in each case, whether or not successful and whether before or after the issuance of the Notes); plus
(9) Consolidated Net Income attributable to minority interests of a Restricted Subsidiary that is not a Wholly Owned Subsidiary; plus
(10) to the extent deducted from the calculation of Consolidated Net Income, payments made pursuant to clause (1) of the definition of “Permitted Payments to Parent”; minus
(11) without duplication, other non-cash items (other than the accrual of revenue in accordance with GAAP consistently applied in the ordinary course of business) increasing Consolidated Net Income for the Measurement Period (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for potential cash item in any prior period).
“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:
(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;
(2) solely for the purpose of determining the amount available for Restricted Payments under Section 4.07(a)(D)(3)(a), the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or other distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;
(3) the cumulative effect of a change in accounting principles will be excluded;

(4) the amortization of any premiums, fees or expenses incurred in connection with the 2004 Transactions or subsequent acquisition transactions or the Transactions or any amounts required or permitted by Accounting Principles Board Opinions Nos. 16 (including non-cash write-ups and non-cash charges relating to inventory and fixed assets, in each case arising in connection with the 2004 Transactions or subsequent acquisition transactions or the Transactions) and 17 (including non-cash charges relating to intangibles and goodwill) and any net after-tax income or loss (less fees and expenses or charges relating thereto attributable to the early extinguishment of Indebtedness, in each case in connection with the 2004 Transactions or subsequent acquisition transactions or the Transactions, will be excluded;
(5) any increase in amortization or depreciation or any one-time non-cash charges resulting from purchase accounting in connection with any acquisition that is consummated after the Issue Date shall be excluded;
(6) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries will be excluded;
(7) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss will be excluded;
(8) income or losses attributable to discontinued operations (including, without limitation, operations disposed during such period whether or not such operations were classified as discontinued) will be excluded;
(9) all non-recurring or unusual gains and losses and all restructuring charges will be excluded;
(10) any non-cash charges attributable to applying the purchase method of accounting in accordance with GAAP will be excluded;
(11) an amount equal to the payments actually made to Holdings pursuant to clause (1) of the definition of Permitted Payments to Parent in respect of the net taxable income allocated by the Company to Holdings for such period shall be excluded as though such amounts had been paid as income taxes directly by the Company; and
(12) all non-cash charges relating to employee benefit or other management or stock compensation plans of the Company or a Restricted Subsidiary (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period) will be excluded to the extent that such non-cash charges are deducted in computing such Consolidated Net Income; provided, further that if the Company or any Restricted Subsidiary of the Company makes a cash payment in respect of such non-cash charge in any period, such cash payment will (without duplication) be deducted from the Consolidated Net Income of the Company for such period.

“Consolidated Secured Debt Ratio” means, as of the date of determination, the ratio of (a) the Consolidated Total Indebtedness of the Issuers and their Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available that is secured by a Lien to (b) Consolidated Adjusted EBITDA of the Issuers and their Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated Adjusted EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”
“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to (a) the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuers and their Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capital Lease Obligations and debt obligations evidenced by promissory notes and similar instruments, as determined in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the 2004 Transactions or any permitted acquisition under this Indenture) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuers and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and preferred stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP minus (b) the lesser of (x) the aggregate amount of cash and Cash Equivalents (in each case, free and clear of all Liens, other than nonconsensual Liens permitted by Section 4.12) included in the consolidated balance sheet of the Issuers and the Restricted Subsidiaries as of such date and (y) $100.0 million; provided that Consolidated Total Indebtedness shall not include Indebtedness in respect of (i) any Qualified Receivables Transaction, (ii) letters of credit, except to the extent of unreimbursed amounts thereunder, (iii) Unrestricted Subsidiaries and (iv) Hedging Obligations. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or preferred stock as if such Disqualified Stock or preferred stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or preferred stock, such fair market value shall be determined reasonably and in good faith by the Issuers.
“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of the Issue Date, by and among the Company, as borrower, Holdings, certain subsidiaries of the Company, Bank of America, N.A., as administrative agent, and various lenders providing for up to $1,025.0 million of term loan to be drawn on the Issue Date and $300.0 million of revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced by any other Indebtedness (including by means of sales of debt securities and including any amendment, restatement, modification, renewal, refunding, replacement or refinancing that increases the amount borrowed thereunder or extends the maturity thereof) in whole or in part from time to time.
“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or any other Indebtedness, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities and including any amendment, restatement, modification, renewal, refunding, replacement or refinancing that increases the amount borrowed thereunder or extends the maturity thereof) in whole or in part from time to time.
“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
“Designated Noncash Consideration” means any non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an Officer’s Certificate, executed by the president and the principal financial officer of the Company.

“Designated Preferred Stock” means preferred stock of the Company (other than Disqualified Stock), that is issued for cash (other than to a Restricted Subsidiary) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed on the date of such issuance.
“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 90 days after the date on which the Notes mature. Notwithstanding the preceding sentence, (x) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company or its Subsidiary that issued such Capital Stock to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock, (y) any Capital Stock that would constitute Disqualified Stock solely as a result of any redemption feature that is conditioned upon, and subject to, compliance with Section 4.07 hereof will not constitute Disqualified Stock and (z) any Capital Stock issued to any plan for the benefit of employees will not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or the Subsidiary that issued such Capital Stock in order to satisfy applicable statutory or regulatory obligations. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.
“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees any Indebtedness of the Company under the Credit Agreement.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Offering” means a public or private offering of Qualified Capital Stock of the Company or a direct or indirect parent of the Company.
“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Notes” means the Notes issued in the Exchange Offer pursuant to the Registration Rights Agreement.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.
“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.
“Excluded Contributions” means net cash proceeds, marketable securities or Qualified Proceeds received by the Company from (i) contributions to its common equity capital and (ii) the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company) of Equity Interests (other than Disqualified Stock and Designated Preferred Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officer’s Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, that are excluded from the calculation set forth in clause (3) of Section 4.07(a) hereof.
“Existing Indebtedness” means Indebtedness existing on the Issue Date, plus interest accruing thereon.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors, chief executive officer or chief financial officer of the Company (unless otherwise provided in this Indenture).
“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Adjusted EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock or Disqualified Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock or Disqualified Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.
In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
(1) Investments, acquisitions, mergers, consolidations and dispositions that have been made by the specified Person or any of its Restricted Subsidiaries, or any Person or any of its Restricted Subsidiaries acquired by, merged or consolidated with the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect, including giving effect to Pro Forma Cost Savings, as if they had occurred on the first day of the four-quarter reference period;

(2) the Consolidated Adjusted EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;
(4) any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;
(5) any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and
(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness).
For purposes of this definition, whenever pro forma effect is given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. For purposes of determining whether any Indebtedness constituting a Guarantee may be incurred, the interest on the Indebtedness to be guaranteed shall be included in calculating the Fixed Charge Coverage Ratio on a pro forma basis. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, net of interest income, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all cash payments made or received pursuant to Hedging Obligations in respect of interest rates, and excluding amortization of deferred financing costs; plus
(2) any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, but only to the extent that such Guarantee or Lien is called upon; plus
(3) all cash dividends, paid on any series of preferred stock of such Person or any of its Restricted Subsidiaries (other than to the Company or a Restricted Subsidiary of the Company), in each case, determined on a consolidated basis in accordance with GAAP.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.
“Global Note Legend” means the legend set forth in Section 2.06(g)(2), which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A1 and A2 hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.
“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
“Guarantors” means each Restricted Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Subsidiary Guarantee of such Person has been released in accordance with the provisions of this Indenture.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.
“Holder” means a Person in whose name a Note is registered.
“Holdings” means IASIS Healthcare Corporation, a Delaware corporation.
“Holdings Loans” means the senior unsecured payment-in-kind loans borrowed by Holdings on April 27, 2007 pursuant to that certain credit agreement dated as of April 27, 2007, among Holdings, the lenders party thereto and Banc of America Bridge LLC, as administrative agent, and including any additional loans outstanding thereunder as a result of the payment-in-kind of interest.
“Hospital” means a hospital, outpatient clinic, long-term care facility, medical office building or other facility, business or other asset that is used or useful in or related to the provision of healthcare services.

“Hospital Investment Program” means, with respect to any Subsidiary of the Company, substantially all of the assets of which consist of one or more Hospitals, an offering by such Subsidiary for the sale or issuance of Equity Interests in such Subsidiary to any Hospital Investment Program Participants; provided that (i) after giving effect to such sale or issuance with respect to any Subsidiary, the Company directly or indirectly controls such Subsidiary and owns at least 65% of the economic interests of such Subsidiary, (ii) each such sale or issuance shall be for an amount at least equal to the Fair Market Value thereof, (iii) each such sale results in consideration at least 75% of which shall be in the form of cash (for such purpose, taking into account the amount of cash, the principal amount of any promissory notes and the Fair Market Value of any other consideration), (iv) the cash and Cash Equivalents received in connection therewith are treated as aggregate cash proceeds in respect of an Asset Sale, and (v) each Hospital Investment Program Participant acknowledges in writing that the documentation governing the Notes restricts the ability of such Subsidiary to make distributions to such Hospital Investment Program Participant.
“Hospital Investment Program Participants” means, with respect to any Hospital, Persons interested in such Hospital including physicians, administrators and other Persons in the community in which such Hospital is located.
“Hospital Swap” means an exchange of assets by the Company or a Restricted Subsidiary for one or more Hospitals and/or one or more Related Businesses or for 100% of the Capital Stock of any Person owning or operating one or more Hospitals and/or one or more Related Businesses and, to the extent necessary to equalize the value of the assets being exchanged, the receipt or payment of cash by the Company or a Restricted Subsidiary; provided that cash received by the Company or a Restricted Subsidiary does not exceed 20% of the sum of the amount of the cash and the Fair Market Value of the Capital Stock or assets received by the Company or a Restricted Subsidiary in such transaction, unless such excess cash over the aforementioned 20% threshold is treated as aggregate cash proceeds in respect of an Asset Sale.
“Indebtedness” means, with respect to any specified Person, the principal and premium (if any) of any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
(1) in respect of borrowed money;
(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) (other than letters of credit issued in respect of trade payables);
(3) in respect of banker’s acceptances;
(4) representing Capital Lease Obligations;
(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than twelve months after such property is acquired or such services are completed (except any such balance that constitutes a trade payable or similar obligation to a trade creditor); or

(6) representing the net obligations under any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit, and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Notes” means the first $850.0 million aggregate principal amount of Notes issued under this Indenture.
“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and SunTrust Robinson Humphrey, Inc.
“Insurance Subsidiary” means a Subsidiary of the Company or a Restricted Subsidiary established for the purpose of insuring (1) the healthcare businesses or facilities owned or operated by the Company or any Subsidiary of the Company or (2) any physician employed by or on the medical staff of any such business or facility.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.
“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel, relocation and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c) hereof. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(c) hereof. The outstanding amount of any Investment shall be the original cost thereof, reduced by all returns on such Investment (including dividends, interest, distributions, returns of principal and profits on sale).

“Issue Date” means the date on which the Initial Notes were issued under this Indenture.
“Issuers” shall have the meaning assigned to such term in the introductory statement to this Indenture.
“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.
“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, except in connection with any Qualified Receivables Transaction.
“Management Services Agreement” means the Management Services Agreement as in effect on June 22, 2004, as described under the caption “Certain Relationships and Related Party Transactions” in the Offering Memorandum.
“Moody’s” means Moody’s Investors Service, Inc. or any successor to its rating agency business.
“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, payments made in order to obtain a necessary consent or required by applicable law, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, including taxes resulting from the transfer of the proceeds of such Asset Sale to the Company, in each case, after taking into account:
(1) any available tax credits or deductions and any tax sharing arrangements;
(2) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale;
(3) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP;
(4) any reserve for adjustment in respect of any liabilities associated with the asset disposed of in such transaction and retained by the Company or any Restricted Subsidiary after such sale or other disposition thereof;
(5) any distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and
(6) in the event that a Restricted Subsidiary consummates an Asset Sale and makes a pro rata payment of dividends to all of its stockholders from any cash proceeds of such Asset Sale, the amount of dividends paid to any stockholder other than the Company or any other Restricted Subsidiary, provided that any net proceeds of an Asset Sale by a Non-Guarantor Subsidiary that are subject to restrictions on repatriation to the Company will not be considered Net Proceeds for so long as such proceeds are subject to such restrictions.
“New York Office of the Trustee” means 101 Barclay Street, New York, New York 10286.
“Non-Guarantor Subsidiaries” means (v) any Unrestricted Subsidiary, (w) Health Choice Arizona, Inc., Brim Healthcare of Texas, LLC (d/b/a Wadley Regional Medical Center), Texarkana Regional Healthcare Network, Harpeth Insurance Limited, NLV Healthcare Development, LP, Permian Premier Health Services, Inc., Permian Basin Clinical Services, Inc., Indigent Care Services of Permian Basin, Inc., IASIS Healthcare Foundation, SET Physicians, Southwest Physicians of San Antonio, Odessa Regional Hospital, LP, The Medical Center of Southeast Texas, LP, Southwest General Hospital, LP, Mountain Vista Medical Center, LP, Jordan Valley Medical Center, LP, Davis Hospital & Medical Center, LP and Salt Lake Regional Medical Center, LP, (x) any Receivables Subsidiary, (y) any Subsidiary of the Company that does not guarantee the Company’s Obligations under the Credit Agreement and

(z) in addition to the foregoing, any other non-Wholly-Owned Subsidiary of the Company. The Board of Directors of the Company may designate any Restricted Subsidiary as a Non-Guarantor Subsidiary by filing with the trustee a certified copy of a resolution of such Board of Directors giving effect to such designation and an officers’ certificate certifying as to the applicable clause of the definition of Non-Guarantor Subsidiaries that warrants such designation. In addition, if a Guarantor that is a guarantor under the Credit Agreement is released from its guarantee of the Credit Agreement, it will be automatically released from its guarantee of the Notes and will be a Non-Guarantor Subsidiary.
“Non-Recourse Debt” means Indebtedness:
(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;
(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its Stated Maturity; and
(3) as to which the lenders have been notified in writing or have agreed in writing (in the agreement relating thereto or otherwise) that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Notes” has the meaning assigned to it in the preamble to this Indenture.
“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Offering Memorandum” means the Issuers’ offering memorandum, dated April 27, 2011 related to the issuance and sale of the Initial Notes.
“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.
“Officer’s Certificate” means a certificate signed on behalf of the Company by one Officer of the Company, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 12.05 hereof.

“Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.
“Pari Passu Indebtedness” means:
(1) all Indebtedness of the Issuers or any Guarantor outstanding under the Credit Agreement or under any other Credit Facilities (including post-petition interest at the rate provided in the documentation with respect thereto, whether or not allowed as a claim in any bankruptcy proceeding), and all Hedging Obligations and Treasury Management Obligations with respect thereto;
(2) any other Indebtedness of the Issuers or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any Subsidiary Guarantee; and
(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).
Notwithstanding anything to the contrary in the preceding, Pari Passu Indebtedness will not include:
(1) any intercompany Indebtedness of the Issuers or any of their Subsidiaries to the Company or any of its Affiliates;
(2) any trade payables;
(3) the portion of any Indebtedness that is incurred in violation of this Indenture (but only to the extent so incurred); provided that Indebtedness outstanding under Credit Facilities will not cease to be Pari Passu Indebtedness as a result of this clause (4) if the lenders or agents thereunder obtained a representation from the Company or any of its Subsidiaries on the date such Indebtedness was incurred to the effect that such Indebtedness was not prohibited by this Indenture; or
(4) Indebtedness which is classified as non-recourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of Section 1111(b)(1) of the Bankruptcy Code.
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means (i) any business engaged in by the Company or any of its Restricted Subsidiaries on the Issue Date, (ii) any business or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date and (iii) any business in the healthcare industry.
“Permitted Holders” means (i) TPG Partners IV, L.P., JLL Partners Fund IV, L.P., Trimaran Fund Management, L.L.C. and their respective Affiliates, but not including any portfolio companies of any of the foregoing and (ii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing beneficially own more than 50.0% of the total voting power of the aggregate Voting Stock of the Company held by such group.
“Permitted Investments” means:
(1) any Investment in the Company or in a Restricted Subsidiary of the Company; provided that any Investment in a Non-Guarantor Subsidiary by either Issuer or a Guarantor shall be evidenced by (A) a certificate, or other evidence of equity, in the case of any Investment in the form of equity or (B) a note, or other evidence of Indebtedness, in the case of any Investment in the form of Indebtedness, in each case, issued to and held by such Issuer or Guarantor, as applicable, except to the extent of the Fair Market Value of assets received by such Issuer or Guarantor, as applicable, in respect of such Investment;
(2) any Investment in Cash Equivalents;
(3) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:
(a) such Person becomes a Restricted Subsidiary of the Company; or
(b) such Person, in one transaction or a series of transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;
(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;
(5) any Investment solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6) any Investments received in compromise, settlement or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, (B) litigation, arbitration or other disputes with Persons who are not Affiliates or (C) as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
(7) Investments represented by Hedging Obligations;
(8) any Investment in payroll, travel and similar advances to cover business-related travel expenses, moving expenses or other similar expenses, in each case incurred in the ordinary course of business;
(9) Investments in receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;
(10) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;
(11) obligations of one or more officers or other employees of the Company or any of its Restricted Subsidiaries in connection with such officer’s or employee’s acquisition of shares of common stock of the Company so long as no cash or other assets are paid by the Company or any of its Restricted Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;
(12) loans or advances to and guarantees provided for the benefit of employees made in the ordinary course of business of the Company or the Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $12.5 million at any one time outstanding;
(13) Investments existing as of the Issue Date or made pursuant to a binding commitment existing on the date of the Offering Memorandum or an Investment consisting of any extension, modification or renewal of any Investment existing as of the Issue Date (excluding any such extension, modification or renewal involving additional advances, contributions or other investments of cash or property or other increases thereof unless it is a result of the accrual or accretion of interest or original issue discount or payment-in-kind pursuant to the terms, as of the Issue Date, of the original Investment so extended, modified or renewed);

(14) repurchases of the Notes;
(15) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding not to exceed the greater of $125.0 million and 5% of Total Assets; provided, however, that if any Investment pursuant to this clause (15) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (15) for so long as such Person continues to be a Restricted Subsidiary of the Company (it being understood that if such Person thereafter ceases to be a Restricted Subsidiary of the Company, such Investment will again be deemed to have been made pursuant to this clause (15));
(16) the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by the Company or a Subsidiary of the Company in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction customary for such transactions;
(17) Investments in connection with Hospital Swaps;
(18) Physician Support Obligations;
(19) Investments in an Insurance Subsidiary in an amount that does not exceed the minimum amount of capital required under the laws of the jurisdiction in which the Insurance Subsidiary is formed plus the amount of any reasonable general corporate and overhead expenses of such Insurance Subsidiary, and any Investment by such Insurance Subsidiary that is a legal investment for an insurance company under the laws of the jurisdiction in which the Insurance Subsidiary is formed and made in the ordinary course of business and rated in one of the four highest rating categories;
(20) Investments in Health Choice Arizona, Inc. required to be made under applicable laws, rules and regulations or pursuant to contractual obligations of the Company or a Subsidiary with the Arizona Health Care Cost Containment System as in effect on the Issue Date;
(21) Investments consisting of repurchase or redemptions of Capital Stock of Subsidiaries sold or issued in connection with the Company’s Hospital Investment Program and (ii) Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in the joint venture arrangements and similar binding arrangements; and

(22) additional investments in Unrestricted Subsidiaries and/or joint ventures of the Company or any Restricted Subsidiary existing on the Issue Date in an aggregate amount not to exceed $50.0 million.
“Permitted Liens” means:
(1) Liens in favor of the Issuers or the Guarantors;
(2) Liens on property or assets of a Person, plus renewals and extensions of such Liens, existing at the time such Person is merged with or into, consolidated with or acquired by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into, consolidated with or acquired by the Company or such Subsidiary, and other than pursuant to customary after-acquired property clauses;
(3) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;
(4) Liens (including deposits and pledges) to secure the performance of public or statutory obligations, progress payments, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;
(5) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(4) hereof covering only the assets acquired, constructed or improved with or financed by such Indebtedness, and additions, accessions, improvements and replacements and customary deposits in connection therewith; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;
(6) Liens existing on the Issue Date (other than Liens securing the Credit Agreement), plus renewals and extensions of such Liens;
(7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(8) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, materialmen’s, laborers’, employees’, suppliers’ and mechanics’ Liens, in each case, incurred in the ordinary course of business;
(9) survey exceptions, title defects, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that do not materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;
(10) Liens created for the benefit of (or to secure) the Notes (or the Subsidiary Guarantees);
(11) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:
(a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Indebtedness (plus improvements and accessions to, such property or proceeds or distributions thereof); and
(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;
(12) Liens incurred in connection with a Qualified Receivables Transaction (which, in the case of the Company and its Restricted Subsidiaries (other than Receivables Subsidiaries) shall be limited to receivables and related assets referred to in the definition of Qualified Receivables Transaction);
(13) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $75.0 million at any one time outstanding;
(14) security for the payment of workers’ compensation, unemployment insurance, other social security benefits or other insurance-related obligations (including, but not limited to, in respect of deductibles, self-insured retention amounts and premiums and adjustments thereto) entered into in the ordinary course of business;
(15) deposits or pledges in connection with bids, tenders, leases and contracts (other than contracts for the payment of money), and Liens arising from conditional sale, title retention, consignment and similar arrangements, in each case entered into in the ordinary course of business;

(16) zoning restrictions, easements, licenses, reservations, provisions, encroachments, encumbrances, protrusion permits, servitudes, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), in each case, not materially interfering with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole;
(17) leases, subleases, licenses or sublicenses to third parties entered into in the ordinary course of business;
(18) Liens securing Hedging Obligations and cash management obligations;
(19) Liens arising out of judgments, decrees, orders or awards in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review which appeal or proceedings shall not have been finally terminated, or if the period within which such appeal or proceedings may be initiated shall not have expired;
(20) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligation of such Unrestricted Subsidiary;
(21) Liens on assets of Restricted Subsidiaries that are not Guarantors securing Indebtedness in an aggregate principal amount not to exceed $50.0 million;
(22) Liens on the assets of Non-Guarantor Subsidiaries securing Indebtedness of the Company or the Restricted Subsidiaries that were permitted by the terms of this Indenture to be incurred; and
(23) Liens securing Indebtedness under one or more Credit Facilities or other pari passu Indebtedness permitted to be incurred pursuant to Section 4.09 in an amount not to exceed the greater of (i) the amount of Indebtedness permitted to be incurred pursuant to Section 4.09(b)(1) and (ii) the amount of Indebtedness such that the Consolidated Secured Debt Ratio (at the time of incurrence of such Indebtedness after giving pro forma effect thereto in a manner consistent with the calculation of the Fixed Charge Coverage Ratio) would not be greater than 3.75 to 1.00.

“Permitted Payments to Parent” means
(1) payments, directly or indirectly, to Holdings to be used by Holdings to pay (x) consolidated, combined or similar Federal, state and local taxes payable by Holdings and directly attributable to (or arising as a result of) the operations of the Company and its Subsidiaries and (y) franchise or similar taxes and fees of Holdings required to maintain Holdings’ corporate existence and other taxes; provided, that:
(a) the amount of such dividends, distributions or advances paid shall not exceed the amount (x) that would be due with respect to a consolidated, combined or similar Federal, state or local tax return that included the Company and its Subsidiaries if the Company were a corporation for Federal, state and local tax purposes plus (y) the actual amount of such franchise or similar taxes and fees of Holdings required to maintain Holdings’ corporate existence and other taxes, each as applicable; and
(b) such payments are used by Holdings for such purposes within 90 days of the receipt of such payments; and
(2) payments, directly or indirectly, to Holdings if the proceeds thereof are used to pay general corporate and overhead expenses (including salaries and other compensation of employees) incurred in the ordinary course of its business or of the business of its parent holding company as a direct or indirect holding company for the Company.
“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees, commissions, discounts and expenses, including premiums, incurred in connection therewith);
(2) either (a) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged or (b) all scheduled payments on or in respect of such Permitted Refinancing Indebtedness (other than interest payments) shall be at least 91 days following the final scheduled maturity of the Notes; and if such Indebtedness is Pari Passu Indebtedness and has a final stated maturity later than the final stated maturity of the Notes, such Permitted Refinancing Indebtedness has a final stated maturity later than the final maturity of the Notes;

(3) if the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, renewed, refunded, refinanced, replaced, defeased or discharged; and
(4) such Indebtedness is incurred
(a) by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;
(b) by any Guarantor if the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is a Guarantor; or
(c) by any Non-Guarantor Subsidiary if the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is a Non-Guarantor Subsidiary.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Physician Support Obligation” means a loan to or on behalf of, or a guarantee of Indebtedness of, a physician or healthcare professional providing service to patients in the service area of a Hospital or other health care facility operated by the Company or any of its Restricted Subsidiaries made or given by the Company or any Subsidiary of the Company (a) in the ordinary course of its business and (b) pursuant to a written agreement having a period not to exceed five years.
“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
“Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs and related adjustments that (i) were directly attributable to an acquisition, merger, consolidation or disposition that occurred during the four-quarter reference period or subsequent to the four-quarter reference period and on or prior to the Calculation Date and calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect and applied as of the Issue Date or (ii) have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within 12 months following any such acquisition and, in the case of each of (i) and (ii), are described, as provided below, in an Officer’s Certificate, as if all such reductions in costs had been effected as of the beginning of such period. Pro Forma Cost Savings described above shall be accompanied by an Officer’s Certificate delivered to the Trustee from the Company’s chief financial officer that outlines the specific actions taken or to be taken, the net cost savings achieved or to be achieved from each such action.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Qualified Capital Stock” means any Capital Stock that is not Disqualified Stock.
“Qualified Proceeds” means any of the following or any combination of the following:
(1) Cash Equivalents;
(2) the Fair Market Value of assets that are used or useful in the Permitted Business; and
(3) the Fair Market Value of the Capital Stock of any Person engaged primarily in a Permitted Business if, in connection with the receipt by the Company or any of its Restricted Subsidiaries of such Capital Stock, such Person becomes a Restricted Subsidiary or such Person is merged or consolidated into the Company or any Restricted Subsidiary;
provided that Qualified Proceeds shall not include Excluded Contributions.
“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries sells, conveys or otherwise transfers, or grants a security interest, to:
(1) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries, which transfer may be effected through the Company or one or more of its Subsidiaries); and
(2) if applicable, any other Person (in the case of a transfer by a Receivables Subsidiary), in each case, in any accounts receivable (including health care insurance receivables), instruments, chattel paper, general intangibles and similar assets (whether now existing or arising in the future, the “Receivables”) of the Company or any of its Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such Receivables, all contracts, contract rights and all guarantees or other obligations in respect of such Receivables, proceeds of such Receivables and any other assets, which are customarily transferred or in respect of which security interests are customarily granted in connection with receivables financings and asset securitization transactions of such type, together with any related transactions customarily entered into in a receivables financings and asset securitizations, including servicing arrangements.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a Board Resolution) which shall be substituted for Moody’s or S&P or both, as the case may be.
“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Qualified Receivables Transaction.
“Receivables Subsidiary” means a Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable and in businesses related or ancillary thereto and that is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (A) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which:
(1) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction);
(2) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to representations, warranties, covenants and indemnities customarily entered into in connection with a Qualified Receivables Transaction; or
(3) subjects any property or asset of the Company or any Subsidiary of the Company (other than accounts receivable and related assets as provided in the definition of Qualified Receivables Transaction), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities customarily entered into in connection with a Qualified Receivables Transaction;
(B) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, other than as may be customary in a Qualified Receivables Transaction including for fees payable in the ordinary course of business in connection with servicing accounts receivable; and

(C) with which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such Subsidiary’s financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.
“Registration Rights Agreement” means (i) the Registration Rights Agreement, dated as of May 3, 2011 among the Company, IASIS Capital, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and (ii) with respect to any Additional Notes, one or more registration rights agreements among the Company, IASIS Capital and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.
“Regulation S” means Regulation S promulgated under the Securities Act.
“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.
“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.
“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.
“Related Business” means a healthcare business affiliated or associated with a Hospital or any business related or ancillary to the provision of healthcare services or information or the investment in, or the management, leasing or operation of, a Hospital.
“Replacement Preferred Stock” means any Disqualified Stock or preferred stock of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace or discharge any other preferred stock of the Company or any of its Restricted Subsidiaries (other than intercompany preferred stock); provided that such Replacement Preferred Stock is issued by the Company or by the Restricted Subsidiary who is the issuer of the preferred stock being renewed, refunded, refinanced, replaced or discharged.

“Responsible Officer” when used with respect to the Trustee, means any officer within the corporate trust administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have responsibility for the administration of this Indenture.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. In the event of a Specified Change of Control Parent Assumption, the Company shall be a Restricted Subsidiary.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to its rating agency business.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Special Interest” means all special interest then owing pursuant to the Registration Rights Agreement.
“Specified Change of Control” means a Change of Control transaction in which the following conditions are satisfied: (i) the Issuers shall comply with the provisions of this Indenture applicable to a Change of Control, including the making of a Change of Control Offer except as otherwise provided pursuant to Section 4.15, (ii) to the extent such transaction involves a merger with or the acquisition by another Person with ongoing material operations, such person is a Permitted Business or a Related Business, (iii) after giving pro forma effect to the Specified Change of Control and any related financing transactions (including any incurrence of Indebtedness with respect thereto), with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated Adjusted EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio”, the Total Leverage Ratio of the Company and its Restricted Subsidiaries would not exceed 5.75 to 1.0, (iv) no Default or Event of Default is continuing or would result from the Specified Change of Control and (v) such transaction is designated as a Specified Change of Control pursuant to an officers’ certificate on or prior to the date such Specified Change of Control occurs certifying as to the applicable conditions set forth in clauses (i) through (iv) of this definition; provided, however that no more than one Change of Control transaction may be designated and treated as a Specified Change of Control under this Indenture.
“Specified Change of Control Parent” means any person as to which the Company is a Restricted Subsidiary as a result of a Specified Change of Control.
“Specified Change of Control Parent Assumption” means the irrevocable assumption by a Specified Change of Control Parent of all of the obligations of the Company in this Indenture in connection with and upon the consummation of a Specified Change of Control; provided, however, that such assumption may only be made if, after giving pro forma effect to the Specified Change of Control and any related financing transactions, the Specified Change of Control Parent would meet the conditions described in clause (1)(b), (2), (3) and (4) of Section 5.01(a) (assuming for this purpose that the Specified Change of Control Parent were the surviving corporation in a merger with the Company).
“Specified Change of Control Parent Assumption Date” means the date of occurrence of a Specified Change of Control Parent Assumption, as designated by the Company; provided, however, that such date may not be later than 180 days after the occurrence of the Specified Change of Control.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means
(a) with respect to the Issuers, any Indebtedness of such Issuer which is by its terms subordinated in right of payment to the Notes, and
(b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to the Guarantee of such Guarantor under this Indenture.
“Subordinated Management Fees” means the management fees payable pursuant to the Management Services Agreement which in the event of a bankruptcy of the Company shall be subordinated to the prior payment in full, in cash, of all Obligations due in respect of the Notes (including interest after the commencement of any bankruptcy proceeding at the rate specified in the Notes) and payment of which shall be suspended during the continuance of a payment default in respect of the Notes.
“Subsidiary” means, with respect to any specified Person:
(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
“Subsidiary Guarantee” means the Guarantee by each Guarantor of the Issuers’ Obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.
“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified thereunder.
“Total Assets” means the total consolidated assets of the Company and its Restricted Subsidiaries as set forth on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries.

“Total Leverage Ratio” means, as of the date of determination, the ratio of (a) Consolidated Total Indebtedness of the Issuers and their Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available to (b) Consolidated Adjusted EBITDA of the Issuers and their Restricted Subsidiaries for the most recently ended four fiscal quarters ending immediately prior to such date for which internal financial statements are available, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated Adjusted EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”
“Transactions” means, collectively, the transactions contemplated by this Indenture and the Credit Agreement, including the borrowings under the Credit Agreement and the offering of the Notes, the consummation of a cash tender offer for or redemption of all outstanding 8 3/4% Senior Subordinated Notes due 2014 of the Issuers, the Restricted Payment to Holdings to fund the repayment of the Holdings Loans, other Restricted Payments to Holdings in an amount not to exceed $233.0 million, the consummation of any other transactions in connection with the foregoing and the payment of the fees and expenses incurred in connection with any of the foregoing.
“Treasury Management Obligations” means obligations under any agreement governing the provision of treasury or cash management services, including deposit accounts, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services. Treasury Management Obligations shall not constitute Indebtedness.
“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 15, 2014; provided that if the period from the redemption date to May 15, 2014 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.
“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company and any Subsidiary of an Unrestricted Subsidiary that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:
(1) has no Indebtedness other than Non-Recourse Debt;
(2) except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;
(3) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except in the case of clauses (3) and (4), to the extent:
(A) that the Company or such Restricted Subsidiary could otherwise provide such a guarantee or incur such Indebtedness (other than as Permitted Debt) pursuant to Section 4.09 hereof, and
(B) the provision of such guarantee and the incurrence of such Indebtedness otherwise would be permitted by Section 4.07 hereof.
“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(2) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Domestic Subsidiary” means a Domestic Subsidiary that is a Wholly-Owned Subsidiary of the Company.
“Wholly Owned Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interest of which (other than directors’ qualifying shares) will as that time be owned by such Person or by one or more Wholly Owned Subsidiaries of such person.
Section 1.02 Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11
“Asset Sale Offer”	4.10
“Authentication Order”	2.02
“Calculation Date”	1.01 (Definition of “Fixed Charge Coverage Ratio”)
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance”	8.03
“Covenant Termination Event”	4.21
“Covenant Termination Event Notice”	4.21
“Cumulative Buildup Basket”	4.07
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.10
“Financial Reports”	4.03
“incur”	4.09
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.09
“Purchase Date”	3.09
“Registrar”	2.03
“Restricted Payments”	4.07
Section 1.03 Incorporation by Reference of Trust Indenture Act.
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:
“indenture securities” means the Notes;
“indenture security Holder” means a Holder of a Note;
“indenture to be qualified” means this Indenture;
“indenture trustee” or “institutional trustee” means the Trustee; and
“obligor” on the Notes and the Subsidiary Guarantees means the Issuers and the Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.
All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.
Section 1.04 Rules of Construction and Calculation.
(a) Unless the context otherwise requires:
(1) a term has the meaning assigned to it;
(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3) “or” is not exclusive;
(4) words in the singular include the plural, and in the plural include the singular;
(5) “will” shall be interpreted to express a command;
(6) provisions apply to successive events and transactions;
(7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and
(8) “including” shall be interpreted to mean “including without limitation.”
(b) All financial calculations regarding the Company and its Subsidiaries for periods prior to the Issue Date shall be based upon the consolidated financial statements of Holdings and its Subsidiaries.

ARTICLE 2.
THE NOTES
Section 2.01 Form and Dating.
(a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibits A1 or A2 attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form reasonably acceptable to the Company). Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000.
The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
(b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibits A1 or A2 attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A1 attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases, and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof and shall be made on the records of the Trustee and the Depositary.

(c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of:
(1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a 144A Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and
(2) an Officer’s Certificate from the Issuers.
Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Note, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.
(d) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Clearstream.
Section 2.02 Execution and Authentication.
At least one Officer must sign the Notes for the Issuers by manual or facsimile signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated under this Indenture.
The Trustee shall authenticate and deliver: (i) on the Issue Date, an aggregate principal amount of $850.0 million 8.375% Senior Notes due 2019, (ii) Additional Notes for an original issue in an aggregate principal amount specified in an Authentication Order pursuant to this Section 2.02 and (iii) Exchange Notes for issue only in an Exchange Offer pursuant to the Registration Rights Agreement, for a like principal amount of Initial Notes or Additional Notes, in each case upon a written order of the Issuers signed by one Officer (an “Authentication Order”). Such Authentication Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of the Notes is to be authenticated.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuers.
Section 2.03 Registrar and Paying Agent.
The Issuers shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Issuers shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.
The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.
Section 2.04 Paying Agent to Hold Money in Trust.
The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Special Interest, if any, or interest on the Notes, and shall notify the Trustee of any default by the Issuers in making any such payment. While any such default continues, the Trustee may require in writing a Paying Agent to pay all money held by it in trust to the Trustee. The Issuers at any time may require in writing a Paying Agent to pay all money held by it in trust to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Issuers shall otherwise comply with TIA § 312(a).
Section 2.06 Transfer and Exchange.
(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred except in whole (but not in part) by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Issuers for Definitive Notes if:
(1) the Depository (a) notifies the Issuers that it is unwilling or unable to continue as Depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary;
(2) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuers for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or
(3) there has occurred and is continuing an Event of Default with respect to the Notes.
Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).
(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
(A) both:
(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(B) both:
(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in clause (i) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.
Upon consummation of an Exchange Offer by the Issuers in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.
(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
(A) if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and
(B) if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Global Note then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
(D) the Registrar receives the following:
(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
(3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:
(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
(D) the Registrar receives the following:
(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

(iii) and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) shall not bear the Private Placement Legend.
(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of the applicable Global Note.
(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
(B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
(C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:
(i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
(ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes transferred or exchanged pursuant to subparagraph (2)(B), (2)(D) or (3) above.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(A) if the transfer shall be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(B) if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(C) if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.
(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
(A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;
(B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
(C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D) the Registrar receives the following:
(i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
(ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate:
(1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and
(2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer.
(3) Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
(1) Private Placement Legend.
(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form.
“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1) REPRESENTS THAT IT, AND ANY ACCOUNT FOR WHICH IT IS ACTING, (A) IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR (B) IS NOT A “U.S. PERSON” (WITHIN THE MEANING OF RULE 902 OF REGULATION S UNDER THE SECURITIES ACT), AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
(2) AGREES FOR THE BENEFIT OF THE ISSUERS THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED IN THE NEXT PARAGRAPH), EXCEPT:
(A) TO THE PARENT OR ANY SUBSIDIARY THEREOF; OR
(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR
(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR
(D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; OR

(E) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
THE RESALE RESTRICTION TERMINATION DATE WILL BE THE DATE (1) THAT IS AT LEAST ONE YEAR AFTER THE ORIGINAL ISSUE DATE HEREOF AND (2) ON WHICH THE ISSUERS INSTRUCT THE TRUSTEE THAT THIS LEGEND SHALL BE DEEMED REMOVED FROM THIS SECURITY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE RELATED TO THIS SECURITY.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH 2(B) ABOVE, THE ISSUERS AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.”
(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
(2) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.01 AND SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(3) Regulation S Temporary Global Note Legend.
“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL HEREOF OR INTEREST HEREON.”
(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.
(1) To permit registrations of transfers and exchanges, the Issuers shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.
(2) No service charge shall be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).
(3) The Registrar shall not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(5) The Issuers shall not be required:
(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;
(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(7) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.
(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
(9) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
Section 2.07 Replacement Notes.
If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.
Every replacement Note is an additional obligation of the Issuers and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08 Outstanding Notes.
The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
Section 2.09 Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.
Section 2.10 Temporary Notes.
Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.
Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.
Section 2.11 Cancellation.
The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the disposal of all canceled Notes shall be delivered to the Issuers upon their request therefor. The Issuers may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.
If the Issuers default in a payment of interest on the Notes, they shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
Section 2.13 CUSIP Numbers.
The Issuers in issuing the Notes may use CUSIP numbers (if then generally in use), and, if so, the Trustee will use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption will not be affected by any defect in or omission of such numbers. The Issuers will promptly notify the Trustee of any change in the CUSIP numbers.
Section 2.14 Issuance of Additional Notes.
The Issuers will be entitled, from time to time, subject to its compliance with Section 4.09 hereof, without consent of the Holders, to issue Additional Notes under this Indenture with identical terms as the Initial Notes issued on the Issue Date other than with respect to (i) the date of issuance, (ii) the issue price, (iii) the amount of interest payable on the first interest payment date and (iv) any adjustments in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws). The Initial Notes issued on the Issue Date, any Additional Notes and all Exchange Notes issued in exchange therefor will be treated as a single class for all purposes under this Indenture.
With respect to any Additional Notes, the Issuers will set forth in an Officer’s Certificate pursuant to a resolution of the Board of Directors of the Issuers, copies of which will be delivered to the Trustee, the following information:
(1) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(2) the issue price, the issue date and the CUSIP number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended; and
(3) whether such Additional Notes will be subject to transfer restrictions or will be issued in the form of Exchange Notes.
ARTICLE 3.
REDEMPTION AND PREPAYMENT
Section 3.01 Notices to Trustee.
If the Issuers elect to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, they must furnish to the Trustee, at least 30 days but not more than 60 days before the redemption date, an Officer’s Certificate setting forth:
(1) the clause of this Indenture pursuant to which the redemption shall occur;
(2) the redemption date;
(3) the principal amount of Notes to be redeemed; and
(4) the redemption price.
Section 3.02 Selection of Notes to Be Redeemed or Purchased.
If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select Notes for redemption or purchase on a pro rata basis except:
(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or
(2) if otherwise required by law.
In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee shall promptly notify the Issuers in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $2,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
Section 3.03 Notice of Redemption.
Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Issuers shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 of this Indenture.
The notice shall identify the Notes to be redeemed (including CUSIP Number(s)) and shall state:
(1) the redemption date;
(2) the redemption price;
(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;
(4) the name and address of the Paying Agent;
(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(6) that, unless the Issuers default in making such redemption payment, interest and Special Interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;
(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
At the Issuers’ request, the Trustee shall give the notice of redemption in the Issuers’ name and at its expense; provided, however, that the Issuers have delivered to the Trustee, at least 45 days prior to the redemption date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.
Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.
Section 3.05 Deposit of Redemption or Purchase Price.
Prior to 10:00 a.m. New York City time on the relevant redemption or purchase date, the Issuers shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Special Interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Special Interest, if any, on, all Notes to be redeemed or purchased.
If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06 Notes Redeemed or Purchased in Part.
Upon surrender of a Note that is redeemed or purchased in part, the Issuers shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.
(a) At any time prior to May 15, 2014, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 108.375% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings by the Issuers or a contribution to the common equity capital of the Company from the net proceeds of one or more Equity Offerings by a direct or indirect parent of the Company (in each case, other than Excluded Contributions and the net proceeds of a sale of Designated Preferred Stock); provided that:
(1) at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and
(2) the redemption occurs within 90 days of the date of the closing of such Equity Offering or equity contribution.
(b) At any time prior to May 15, 2014, the Issuers may redeem all or a part of the Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any to, but excluding, the date of redemption (the “Redemption Date”), subject to the rights of Holders of record of Notes on the relevant record date to receive interest due on the relevant interest payment date.
(c) On or after May 15, 2014, the Issuers may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, on the Notes redeemed, to but excluding the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2014	106.281%
2015	104.188%
2016	102.094%
2017 and thereafter	100.000%
(d) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.
Section 3.08 Mandatory Redemption.
The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the Notes.
Section 3.09 Offer to Purchase by Application of Excess Proceeds.
In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an Asset Sale Offer, it shall follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders and if the Company elects (or is required by the terms of other pari passu Indebtedness), all holders of other Indebtedness that is Pari Passu with the Notes. The Asset Sale Offer shall remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness, if any, (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made pursuant to Section 4.01 hereof.
If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Special Interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.
Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which shall govern the terms of the Asset Sale Offer, shall state:
(1) that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;
(2) the Offer Amount, the purchase price and the Purchase Date;
(3) that any Note not tendered or accepted for payment shall continue to accrue interest;
(4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;
(5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 or integral multiples of $1,000 only;
(6) that Holders electing to have Notes purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than on the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
(8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Company shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or integral multiples of $1,000, shall be purchased); and
(9) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).
On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company, shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.
Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4.
COVENANTS
Section 4.01 Payment of Notes.
The Issuers shall pay or cause to be paid the principal of, premium, if any, and interest and Special Interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Special Interest, if any, shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. New York City time on the due date money deposited by or on behalf of the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Issuers shall pay all Special Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.
The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest on the Notes shall accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
Section 4.02 Maintenance of Office or Agency.
The Issuers shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Issuers shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Issuers hereby designate the New York Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03 Reports.
(a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders or to the Trustee with instructions to furnish to the Holders, within 45 days after the end of each of the first three fiscal quarters of each fiscal year commencing with the fiscal quarter ended March 31, 2011 or (in the case of annual financial information) within 90 days after the end of each fiscal year, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants.
(b) Whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to above with the SEC for public availability within the time periods specified above (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.
(c) If in the event of a Specified Change of Control Parent Assumption, the Specified Change of Control Parent assuming the Company’s obligations hereunder does not regularly file reports with the SEC at the time of the Specified Change of Control Assumption Date and has ongoing material operations, the Specified Change of Control Parent shall not be required to file reports with the SEC until the date that is 180 days after the Specified Change of Control Parent Assumption, but shall otherwise be required during such 180-day period to comply with the reporting obligations contained in the prior paragraphs by posting any such reports on information on a website made available to all Holders.
(d) In addition, Company will:
(1) hold a quarterly conference call to discuss the information contained in the annual and quarterly reports required under Section 4.03(a) (the “Financial Reports”) not later than five business days from the time the Company furnishes such reports to the Trustee; and
(2) no fewer than three Business Days prior to the date of the conference call required to be held in accordance with clause (1) above, issue a press release to the appropriate U.S. wire services announcing the time and date of such conference call and directing the beneficial owners of, and prospective investors in, the Notes and securities analysts to contact an individual at the Company (for whom contact information shall be provided in such press release) to obtain the Financial Reports and information on how to access such conference call.

(e) If, at any time after consummation of the Exchange Offer contemplated by the Registration Rights Agreement, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the Financial Reports with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company shall not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC shall not accept the Company’s filings for any reason, the Company shall post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the SEC.
(f) In addition, the Company and the Guarantors agree that, for so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by the preceding paragraphs, they shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(g) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
(h) The Issuers may satisfy their obligations under this Section 4.03 by furnishing financial information relating to any direct or indirect parent company of the Company (which shall be permitted, subject to compliance with this Indenture, at any time, at the Issuers’ sole discretion); provided that either (x) a Covenant Termination Event has occurred; or (y) such parent company is a Guarantor of the Notes and, if such parent company has material operations other than through its ownership of the Company, such reports shall be accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent and its subsidiaries that are not guarantors of the Notes, on the one hand, and the information relating to the Issuers and their Restricted Subsidiaries on the other hand.
Section 4.04 Compliance Certificate.
(a) The Issuers and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 105 days after the end of each fiscal year of the Company, an Officer’s Certificate stating that a review of the activities of the Issuers and their Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.

(b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Issuers’ independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Issuers have violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.
(c) So long as any of the Notes are outstanding, the Issuers shall deliver to the Trustee, within 30 days upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.
Section 4.05 Taxes.
The Issuers shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.
Section 4.06 Stay, Extension and Usury Laws.
The Issuers and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuers and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.
(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
(A) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company); provided that the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of a Restricted Subsidiary of the Company shall not constitute a Restricted Payment;
(B) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;
(C) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness of the Company or any Guarantor (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except (i) a payment of interest or principal at the Stated Maturity thereof or (ii) the purchase, repurchase or other acquisition of any such Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or payment at final maturity, in each case within one year of the date of acquisition; or
(D) make any Restricted Investment;
(all such payments and other actions set forth in these clauses (A) through (D) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
(2) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) of this Indenture; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (12), (13), (14), (15), (16) and (17) of the next succeeding paragraph), is less than the sum, without duplication, of:
(A) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from April 1, 2011 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus
(B) 100% of the aggregate Qualified Proceeds received by the Company since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock, Excluded Contributions and the net proceeds from a sale of Designated Preferred Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus
(C) to the extent not already included in Consolidated Net Income, 100% of the aggregate Qualified Proceeds from (x) the sale or other disposition (other than to the Company or a Restricted Subsidiary of the Company) of any Restricted Investment that was made after the Issue Date and (y) repurchases, redemptions and repayments of such Restricted Investments and the receipt of any dividends or distributions from such Restricted Investments; plus
(D) to the extent that any Unrestricted Subsidiary of the Company designated as such after the Issue Date is redesignated as a Restricted Subsidiary of the Company after the Issue Date, the Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such redesignation; plus
(E) in the event the Company and/or any Restricted Subsidiary of the Company makes any Investment in a Person that, as a result of or in connection with such Investment, becomes a Restricted Subsidiary of the Company, an amount equal to the existing Investment of the Company and/or any of its Restricted Subsidiaries in such Person that was previously treated as a Restricted Payment.

The sum of all amounts under clauses (a) through (e) above are hereinafter referred to as the “Cumulative Buildup Basket.” Upon consummation of a Specified Change of Control transaction pursuant to which a Restricted Payment is made pursuant to clause (19) of the immediately succeeding paragraph, the Cumulative Buildup Basket, if positive immediately prior to such Specified Change of Control transaction, shall be reset to zero. In the event of a Specified Change of Control Parent Assumption, the Cumulative Buildup Basket shall be calculated on a consolidated basis as to the Specified Change of Control Parent and its Restricted Subsidiaries; provided, however that the Cumulative Buildup Basket shall not give effect to any amounts attributable to the Specified Change of Control Parent and its subsidiaries (other than the Company and its Restricted Subsidiaries) prior to the date of such Specified Change of Control transaction.
(b) The preceding provisions of Section 4.07(a) shall not prohibit:
(1) the payment of any dividend or other distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;
(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment shall be excluded from clause (3)(B) of Section 4.07(a);
(3) the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;
(4) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with Section 4.09;
(5) the repurchase, redemption or other acquisition or retirement for value of Disqualified Stock of the Company or any Restricted Subsidiary of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of Replacement Preferred Stock that is permitted to be incurred pursuant to Section 4.09;
(6) the payment of any dividend or other distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Company after the Issue Date;

(7) the payment of any dividend (or any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;
(8) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director, employee or consultant of the Company or any of its Restricted Subsidiaries, and any dividend payment or other distribution by the Company or a Restricted Subsidiary of the Company to a direct or indirect parent holding company of the Company utilized for the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of such direct or indirect parent holding company held by any current or former officer, director, employee or consultant of the Company or any of its Restricted Subsidiaries, in each case, pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement or benefit plan of any kind; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $15.0 million in any fiscal year (it being understood, however, that unused amounts permitted to be paid pursuant to this proviso are available to be carried over to subsequent fiscal years); provided further that such amount in any fiscal year may be increased by an amount not to exceed:
(A) the cash proceeds from the sale of Equity Interests of the Company and, to the extent contributed to the Company as common equity capital, Equity Interests of the Company’s direct or indirect parent entities, in each case to members of management, directors or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent entities that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3)(B) of Section 4.07(a), and excluding Excluded Contributions, plus
(B) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date, less
(C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (8);
and provided, further, that cancellation of Indebtedness owing to the Company from members of management, directors or consultants of the Company or any of its Restricted Subsidiaries, or any direct or indirect parent holding company of the Company, in connection with a repurchase of Equity Interests of the Company or any direct or indirect parent holding company of the Company shall not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Indenture;

(9) the repurchase of Equity Interests deemed to occur upon the exercise of options, rights or warrants to the extent such Equity Interests represent a portion of the exercise price of those options, rights or warrants;
(10) the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Company or any Guarantor with any Excess Proceeds that remain after consummation of an Asset Sale Offer;
(11) so long as no Default has occurred and is continuing or would be caused thereby, after the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the Notes pursuant to Section 4.15 of this Indenture (including the purchase of the Notes tendered), any purchase or redemption of Subordinated Indebtedness required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus any accrued and unpaid interest; provided, however, the Company would be able to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) after giving pro forma effect to such Restricted Payment;
(12) cash payments in lieu of fractional shares issuable as dividends on preferred stock or upon the conversion of any convertible debt securities of the Company or any of its Restricted Subsidiaries;
(13) Permitted Payments to Parent;
(14) so long as no Default has occurred and is continuing or would be caused thereby, the payment:
(A) by the Company or any Restricted Subsidiary of the Company to any direct or indirect parent of the Company, which payment is used by the Person receiving such payment, following the first initial public offering of common Equity Interests by such Person, to pay dividends of up to 6% per annum of the net proceeds received by such Person in such public offering that are contributed to the Company as common equity capital; or
(B) by the Company, following the first initial public offering of common Equity Interests by the Company, to pay dividends of up to 6% per annum of the net proceeds received by the Company in such public offering;
(excluding, in the case of both clause (A) and clause (B), public offerings of common Equity Interests registered on Form S-8 and any other public sale to the extent the proceeds thereof are Excluded Contributions);
(15) Investments that are made with Excluded Contributions;

(16) distributions or payments of Receivables Fees;
(17) all payments made or to be made in connection with the application of proceeds of this offering and the related Transactions as described in the Offering Memorandum under the caption “Use of Proceeds” and payments made as described under the caption “Certain Relationships and Related Party Transactions,” including all payments contemplated by the definition of Transactions;
(18) so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $100.0 million since the Issue Date; and
(19) dividends or other payments or distributions on account of Equity Interests of the Company or any of its Restricted Subsidiaries or of any counterparty to a Specified Change of Control transaction, or the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any of its Restricted Subsidiaries or of any counterparty to a Specified Change of Control transaction, in each case, made as part of a Specified Change of Control transaction.
(c) The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 shall be determined by the Board of Directors of the Company whose resolution with respect thereto shall be delivered to the Trustee.
For purposes of determining compliance with the provisions set forth above, in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, the Company, in its sole discretion, may order and classify, and from time to time may reorder and reclassify, such Restricted Payment, if it would have been permitted at the time such Restricted Payment was made and at the time of any such reclassification.
Section 4.08 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:
(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2) make loans or advances to the Company or any of its Restricted Subsidiaries; or
(3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.
(b) The preceding restrictions in Section 4.08(a) shall not apply to encumbrances or restrictions existing under or by reason of:
(1) agreements governing Existing Indebtedness and Credit Facilities as in effect on the Issue Date and any amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;
(2) this Indenture, the Notes and the Subsidiary Guarantees;
(3) applicable law, rule, regulation or order;
(4) any instrument governing Indebtedness or Capital Stock of a Restricted Subsidiary of the Company acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or any of its Subsidiaries, or the property or assets of the Person or any of its Subsidiaries, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;
(5) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;
(6) customary restrictions in leases (including capital leases), security agreements or mortgages or other purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.08(a);
(7) any agreement for the sale or other disposition of all or substantially all the Capital Stock or the assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;
(8) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens permitted to be incurred under Section 4.12 of this Indenture that limit the right of the debtor to dispose of the assets subject to such Liens;
(10) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements;
(11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(12) customary provisions imposed on the transfer of copyrighted or patented materials;
(13) customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary of the Company;
(14) Indebtedness or other contractual requirements of a Receivables Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Subsidiary;
(15) contracts entered into in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary of the Company in any manner material to the Company or any Restricted Subsidiary of the Company;
(16) restrictions on the transfer of property or assets required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary of the Company or any of their businesses;
(17) restrictions arising in connection with Indebtedness permitted under this Indenture of a Restricted Subsidiary that is not a Guarantor;
(18) restrictions arising in connection with Permitted Liens; and
(19) in the event of a Specified Change of Control Parent Assumption, any instrument governing Indebtedness or Capital Stock of the Specified Change of Control Parent or any of its Restricted Subsidiaries (as in effect at the time of such Specified Change of Control transaction) except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such Specified Change of Control transaction.

Section 4.09 Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.
(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Issuers and the Guarantors may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or preferred stock, if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.
(b) The provisions of Section 4.09(a) shall not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any of the following items of Disqualified Stock or preferred stock (collectively, “Permitted Debt”):
(1) the incurrence by the Company, IASIS Capital and/or any Restricted Subsidiary (and the Guarantee thereof by the Guarantors, IASIS Capital and the Non-Guarantor Subsidiaries) of Indebtedness under the Credit Agreement and other Credit Facilities entered into after the date of the Credit Agreement in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the greater of (x) $1,325 million and (y) the aggregate principal amount of Indebtedness that may be incurred such that (i) the Consolidated Secured Debt Ratio (at the time of incurrence and after giving pro forma effect thereto with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated Adjusted EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio”) would not exceed 3.75 to 1.00 and (ii) the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries since the Issue Date to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to the Section 4.10 of this Indenture; provided that any amount of Indebtedness incurred pursuant to this clause (1) in excess of $1,325 million may be incurred only under the Credit Agreement;

(2) the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness (other than Indebtedness described in clauses (1) and (3));
(3) the incurrence by the Issuers and the Guarantors of Indebtedness represented by the Notes to be issued on the Issue Date, replacement Notes in respect thereof, if any, and the related Subsidiary Guarantees and the Exchange Notes and related Subsidiary Guarantees to be issued pursuant to the Registration Rights Agreement;
(4) the incurrence or issuance by the Company or any of its Restricted Subsidiaries of Indebtedness (including Capital Lease Obligations), Disqualified Stock or preferred stock, in each case, incurred or issued for the purpose of financing all or any part of the purchase price or cost of design, construction, lease, installation or improvement of property, plant or equipment used or useful in a Permitted Business, in an aggregate principal amount, including all Permitted Refinancing Indebtedness and Replacement Preferred Stock incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of $75.0 million and 3% of Total Assets at any time outstanding;
(5) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness or Replacement Preferred Stock in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) or any Disqualified Stock or preferred stock that was permitted by this Indenture to be incurred under Section 4.09(a) or clauses (2), (3), (4), (5), (13), (15), (18), (19) or (21) of this Section 4.09(b);
(6) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:
(A) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company or the Subsidiary Guarantee, in the case of a Guarantor, except to the extent such subordination would violate a material contract as in effect on the Issue Date or is not permitted pursuant to applicable laws, rules or regulations; and

(B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, shall be deemed, in each case, to constitute a new incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, which new incurrence is not permitted by this clause (6);
(7) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:
(A) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company; and
(B) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company,
will be deemed, in each case, to constitute a new issuance of such preferred stock by such Restricted Subsidiary which new issuance is not permitted by this clause (7);
(8) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;
(9) the guarantee:
(A) by the Issuers or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;
(B) by any Restricted Subsidiary that is not a Guarantor of Indebtedness of a Restricted Subsidiary that is not a Guarantor; and
(C) by the Issuers or any Restricted Subsidiary of Indebtedness of the Specified Change of Control Parent or its Subsidiaries (other than debt securities issued in a capital markets transaction); provided that the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such guarantee is incurred would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such guarantee had been incurred at the beginning of such four-quarter period;

(10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, letters of credit, performance bonds, surety bonds, appeal bonds or other similar bonds in the ordinary course of business; provided, however, that upon the drawing of letters of credit for reimbursement obligations, including with respect to workers’ compensation claims, or the incurrence of other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims, such obligations are reimbursed within 30 days following such drawing or incurrence;
(11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within five Business Days;
(12) the incurrence of Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, holdback, contingency payment obligations or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of the Company or any Restricted Subsidiary;
(13) the incurrence of Indebtedness or the issuance of any Disqualified Stock or preferred stock by any Non-Guarantor Subsidiary of the Company, in an amount not to exceed $30.0 million at any time outstanding; provided that after giving effect to such incurrence or issuance, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a);
(14) the incurrence of Indebtedness resulting from endorsements of negotiable instruments for collection in the ordinary course of business;
(15) Indebtedness, Disqualified Stock or preferred stock of Persons that are acquired by the Company or any Restricted Subsidiary (including by way of merger or consolidation) in accordance with the terms of this Indenture; provided that such Indebtedness, Disqualified Stock or preferred stock is not incurred in contemplation of such acquisition or merger; and provided, further, that after giving effect to such acquisition or merger, either

(A) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio; or
(B) the Company’s Fixed Charge Coverage Ratio after giving pro forma effect to such acquisition or merger would be greater than the Company’s actual Fixed Charge Coverage Ratio immediately prior to such acquisition or merger;
(16) Indebtedness of the Company or a Restricted Subsidiary in respect of netting services, overdraft protection and otherwise in connection with deposit accounts; provided that such Indebtedness remains outstanding for ten Business Days or less;
(17) Physician Support Obligations incurred by the Company or any of its Restricted Subsidiaries;
(18) the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction;
(19) the incurrence or issuance by the Company or any of its Restricted Subsidiaries of additional Indebtedness, Disqualified Stock or preferred stock in an aggregate principal amount (or accreted value or liquidation preference, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness and all Replacement Preferred Stock incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness, Disqualified Stock and preferred stock incurred or issued pursuant to this clause (19), not to exceed the greater of $125.0 million and 5% of Total Assets;
(20) Indebtedness incurred on behalf of or representing Guarantees of Indebtedness of joint ventures of the Company or any Restricted Subsidiaries not in excess of $50.0 million at any time outstanding; and
(21) in the event of a Specified Change of Control Parent Assumption, Indebtedness, Disqualified Stock or preferred stock of the Specified Change of Control Parent or any of its Restricted Subsidiaries (except to the extent incurred in connection with such Specified Change of Control Transaction); provided that the Specified Change of Control Parent would, on the date of such transaction after giving pro forma effect thereto and any related financing, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) or have a Fixed Charge Coverage Ratio that is greater than the actual Fixed Charge Coverage Ratio of the Company immediately prior to such transaction.

For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (21) above, or is entitled to be incurred pursuant to Section 4.09(a), the Company shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Indebtedness under the Credit Agreement outstanding on the date on which Notes are first issued and authenticated under this Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of this Section 4.09(b). The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock shall not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this Section 4.09; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued (other than the reclassification of preferred stock as Indebtedness due to a change in accounting principles).
The amount of any Indebtedness outstanding as of any date will be:
(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
(2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and
(3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(A) the Fair Market Value of such assets at the date of determination; and
(B) the amount of the Indebtedness of the other Person.
Section 4.10 Asset Sales.
(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
(1) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and
(2) at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash other than in the case where the Company or such Restricted Subsidiary is undertaking a Hospital Swap. For purposes of this provision, each of the following shall be deemed to be cash:
(A) Cash Equivalents;

(B) any liabilities, as shown on the Company’s most recent consolidated balance sheet, of the Company or any Restricted Subsidiary of the Company (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;
(C) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of receipt, to the extent of the cash received in that conversion;
(D) any Designated Noncash Consideration the Fair Market Value of which, when taken together with all other Designated Noncash Consideration received pursuant to this clause (d) (and not subsequently converted into Cash Equivalents that are treated as Net Proceeds of an Asset Sale) does not exceed $40.0 million since the Issue Date, with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value; and
(E) any stock or assets of the kind referred to in clauses (2) or (4) of Section 4.10(b) hereof.
Notwithstanding the foregoing, the 75% limitation referred to in clause (2) above shall not apply to any Asset Sale in which the cash or Cash Equivalent portion of the consideration received therefrom, determined in accordance with the foregoing provision, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.
(b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option:
(1) to permanently repay:
(x) Obligations under a Credit Facility to the extent such Obligations were incurred under paragraph (1) of the definition of “Permitted Debt” and to correspondingly reduce any outstanding commitments with respect thereto or other Indebtedness secured by the assets subject to such Asset Sale;

(y) Obligations under the Notes or any other Pari Passu Indebtedness of the Issuers or any Restricted Subsidiary (and, in the case of other Pari Passu Indebtedness, to correspondingly reduce any outstanding commitments with respect thereto if applicable); provided that if the Issuers or any Restricted Subsidiary shall so repay any other Pari Passu Indebtedness, the Issuers will reduce Obligations under the Notes on a pro rata basis by, at its option, (A) redeeming Notes as described in Section 3.07, (B) making an offer (in accordance with the procedures set forth in Section 3.09 for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, thereon up to the principal amount of Notes to be repurchased or (C) purchasing Notes through privately negotiated transactions or open market purchases, at a price equal to or higher than 100% of the principal amount thereof, in a manner that complies with this Indenture and applicable securities law; or
(z) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuers or another Restricted Subsidiary;
(2) to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company;
(3) to make a capital expenditure; or
(4) (4) to acquire Additional Assets;
provided that the requirements of clauses (2) through (4) above shall be extended by an additional 180 days if an agreement (including a lease, whether a capital lease or an operating lease) committing to make the acquisitions or expenditures referred to therein is entered into by the Company or its Restricted Subsidiary within 365 days after the receipt of such Net Proceeds and such Net Proceeds are applied in accordance with such agreement.
Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.
(c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) hereof shall constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, within ten Business Days thereof, the Company shall make an Asset Sale Offer to all Holders and if the Company elects (or is required by the terms of such other pari passu Indebtedness), all holders of other Indebtedness that is pari passu with the Notes (an “Asset Sale Offer”) to purchase the maximum aggregate principal amount of Notes and such pari passu Indebtedness, in denominations of $2,000 initial principal amount and multiples of $1,000 thereafter, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, or, in the case of Pari Passu Indebtedness represented by securities sold at a discount, the amount of the accreted value thereof at such time, plus accrued and unpaid interest and Special Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. In the event that the Company or a Restricted Subsidiary prepays any Pari Passu Indebtedness that is outstanding under a revolving credit or other committed loan facility pursuant to an Asset Sale Offer, the Company or such Restricted Subsidiary shall cause the related loan commitment to be reduced in an amount equal to the principal amount so prepaid. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.
(d) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.10 of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 3.09 or this Section 4.10 by virtue of such compliance.
Section 4.11 Transactions with Affiliates.
(a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company involving aggregate consideration in excess of $10.0 million (each, an “Affiliate Transaction”), unless:
(1) the Affiliate Transaction is on terms that, taken as a whole, are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and
(2) the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, a resolution of the Board of Directors of the Company set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a) and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors of the Company.

(b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.11(a):
(1) any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;
(2) transactions between or among the Company and/or its Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction;
(3) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary of the Company, an Equity Interest in, or controls, such Person;
(4) payment of reasonable directors’ fees;
(5) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;
(6) Permitted Investments or Restricted Payments that do not violate Section 4.07 hereof;
(7) payment of fees and the reimbursement of other expenses to the Permitted Holders in connection with the Transactions on the terms as described in the Offering Memorandum under the caption “Certain Relationships and Related Party Transactions”;
(8) payment of Subordinated Management Fees in each fiscal year not in excess of the lesser of (x) 0.25% of the Company’s net revenue as reflected on the budget prepared for such fiscal year by the management of the Company and approved by the Board of Directors of the Company and (y) $5.0 million, pursuant to the Management Services Agreement as in effect on the Issue Date and the reimbursement of all other expenses;
(9) loans (or cancellation of loans) or advances to employees in the ordinary course of business;
(10) transactions with customers, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, in each case which are in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of this Indenture, and which are fair to the Company or its Restricted Subsidiaries, as applicable, in the reasonable determination of the Board of Directors, chief executive officer or chief financial officer of the Company or its Restricted Subsidiaries, as applicable, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(11) the existence of, or the performance by the Company or any Restricted Subsidiary of their obligations under the terms of, any stockholders agreement, partnership agreement or limited liability company agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date as described in the Offering Memorandum under the caption “Certain Relationships and Related Party Transactions” and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date will only be permitted by this clause to the extent that the terms of any such amendment or new agreement, taken as a whole, are not materially disadvantageous to the holders of the Notes, as determined in good faith by the Board of Directors, chief executive officer or chief financial officer of the Company;
(12) the Transactions, including all payments made or to be made in connection with the Transactions as described in the Offering Memorandum under the captions “Use of Proceeds” and “Certain Relationships and Related Party Transactions”;
(13) any Qualified Receivables Transaction;
(14) Permitted Payments to Parent;
(15) any management, financial advisory, financing, underwriting or placement services or any other investment banking, banking or similar services involving the Company and any of its Restricted Subsidiaries (including without limitation any payments in cash, Equity Interests or other consideration made by the Company or any of its Restricted Subsidiaries in connection therewith) on the one hand and the Permitted Holders on the other hand, which services (and payments and other transactions in connection therewith) are approved by a majority of the members of the Board of Directors of the Company in good faith;
(16) the issuance of Equity Interests (other than Disqualified Stock) in the Company or any Restricted Subsidiary of the Company for compensation purposes;
(17) intellectual property licenses in the ordinary course of business;
(18) Existing Indebtedness and any other obligations pursuant to an agreement existing on the Issue Date, including any amendment thereto (so long as such amendment is not disadvantageous to the Holders in any material respect);

(19) payments by the Company or any of its Restricted Subsidiaries of reasonable insurance premiums to, and any borrowings from, any Insurance Subsidiary, in each case on terms that are no less favorable to the Company or such Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with a Person that is not an Affiliate of the Company; and
(20) (x) the guarantee by the Company or any of its Restricted Subsidiaries of the Indebtedness of any parent company of the Company that becomes the parent company of the Company in a Change of Control transaction consummated in accordance with this Indenture, or of any Indebtedness of Subsidiaries of such parent company; provided that such guarantee was permitted by the terms of this Indenture to be incurred and (y) the granting by the Company or any of its Restricted Subsidiaries of any Liens to secure such Indebtedness or such guarantee; provided that such Liens are permitted to be incurred under this Indenture.
Section 4.12 Liens.
The Company shall not, and shall not permit any of its Restricted Subsidiaries to create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, or any income or profits therefrom unless all payments due under this Indenture and the Notes (or a Guarantee in the case of Liens of a Guarantor) are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.
Section 4.13 Business Activities.
The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.
Section 4.14 Corporate Existence.
Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:
(1) its limited liability company existence, and the corporate, limited liability company, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; and
(2) the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries;
provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, limited liability company, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors of the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.15 Offer to Repurchase Upon Change of Control.
(a) If a Change of Control occurs after the date hereof, unless the Issuers have previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under Sections 3.07 or 12.01 of this Indenture, the Issuers will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest, if any, to, but excluding, the date of purchase subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuers will send notice of such Change of Control Offer by first class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of DTC, with the following information:
(1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuers;
(2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);
(3) that any Note not tendered will remain outstanding and continue to accrue interest;
(4) that, unless the Issuers default in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;
(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(6) that Holders will be entitled to withdraw their tendered Notes and their election to require the Issuers to purchase such Notes; provided that the Paying Agent receives, not later than the expiration time of the Change of Control Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its election to have such Notes purchased;

(7) that if a Holder requests that only a portion of a Note held by it be purchased, such Holder will be issued a new Note equal in principal amount to the unpurchased portion of the Note surrendered. The unpurchased portion of the Note must be equal to $2,000 or an integral multiple of $1,000 in excess thereof;
(8) if such notice is delivered prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional on the occurrence of such Change of Control; and
(9) the other instructions, as determined by us, consistent with the covenant hereunder, that a Holder must follow.
While the Notes are in global form and the Issuers make an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes through the facilities of DTC, subject to its rules and regulations.
The Issuers shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.15 of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under Section 3.09 or this Section 4.15 by virtue of such compliance.
(b) On the Change of Control Payment Date, the Issuers shall, to the extent lawful:
(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
(3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuers.
The Paying Agent shall promptly mail (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Issuers shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c) Notwithstanding anything to the contrary in this Section 4.15, the Issuers shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 hereof and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 of this Indenture unless and until there is a Default in payment of the applicable redemption price.
(d) Notwithstanding anything to the contrary in this Section 4.15, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of the making of such Change of Control Offer.
Section 4.16 Specified Change of Control.
In connection with a Specified Change of Control, the Company may, by notice to the Trustee identifying the Specified Change of Control Parent and the Specified Change of Control Parent Assumption Date, elect to effect a Specified Change of Control Parent Assumption. If such election is made, on the Specified Change of Control Assumption Date, the Specified Change of Control Parent Assumption shall occur, and the Issuers shall be released from all of their obligations under this Indenture. The Issuers and the Trustee shall execute a supplemental indenture effectuating such assumption and release.
Section 4.17 Designation of Restricted and Unrestricted Subsidiaries.
The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary shall be deemed to be an Investment made as of the time of the designation and shall reduce the amount available for Restricted Payments under Section 4.07 or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation shall only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default and either: (1) the Issuers could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in Section 4.09(a) or (2) the Fixed Charge Coverage Ratio for the Issuers and the Restricted Subsidiaries would be greater than such ratio for the Issuers and the Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09, the Company shall be in Default of Section 4.09. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.09 and (2) no Default or Event of Default would be in existence following such designation.
Section 4.18 Existence of Corporate Co-Issuer.
The Company shall always maintain a Wholly Owned Subsidiary that is a Restricted Subsidiary of the Company organized as a corporation under the laws of the United States of America, any State thereof or the District of Columbia that will serve as a co-issuer of the Notes unless the Company is itself a corporation under the laws of the United States of America, any State thereof or the District of Columbia.
Section 4.19 Payments for Consent.
The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.20 Additional Subsidiary Guarantees.
If the Company or any of its Restricted Subsidiaries, acquires or creates another Subsidiary, other than a Non-Guarantor Subsidiary, after the Issue Date that guarantees Indebtedness under the Credit Agreement, then that newly acquired or created Subsidiary shall become a Guarantor and execute a Subsidiary Guarantee pursuant to a supplemental indenture in form and substance satisfactory to the Trustee and deliver an Opinion of Counsel in form and substance satisfactory to the Trustee within 30 Business Days of the date on which it was acquired or created. The form of such Subsidiary Guarantee is attached as Exhibit E hereto
Section 4.21 Covenant Termination.
At any time after the Notes have received Investment Grade Ratings from both Rating Agencies (a “Covenant Termination Event”), upon notice by the Company to the Trustee certifying that a Covenant Termination Event has occurred and that at the time of the giving of such notice no Default has occurred and is continuing under this Indenture (a “Covenant Termination Event Notice”), the Issuers and the Restricted Subsidiaries will not thereafter be subject to the following provisions of this Indenture:
(1) Section 4.07;
(2) Section 4.08;
(3) Section 4.09;
(4) Section 4.10;
(5) Section 4.11;
(6) any provision contained in Section 4.17 requiring compliance with any test for the incurrence of Indebtedness; and
(7) Section 5.01(a)(4).
Upon delivery of a Covenant Termination Event Notice, the Guarantees of the Guarantors will also be released.

ARTICLE 5.
SUCCESSORS
Section 5.01 Merger, Consolidation, or Sale of Assets.
(a) The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
(1) either:
(A) the Company is the surviving entity; or
(B) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee; provided, however, that at all times, a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia must be a co-issuer or the issuer of the Notes;
(3) immediately after such transaction, no Default or Event of Default exists; and
(4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period:
(A) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) herein or

(B) have a Fixed Charge Coverage Ratio that is greater than the actual Fixed Charge Coverage Ratio of the Company immediately prior to such transaction.
In addition, the Company shall not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.
(b) The provisions of Section 5.01(a) shall not apply to:
(1) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction or any other transaction the sole purpose of which is to reorganize the Company as a corporation;
(2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries; and
(3) transfers of accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Transaction.
Section 5.02 Successor Corporation Substituted.
Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company, if any, shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as whole in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6.
DEFAULTS AND REMEDIES
Section 6.01 Events of Default.
Each of the following is an “Event of Default”:
(1) default for 30 days in the payment when due of interest on, or Special Interest, if any, with respect to, the Notes;
(2) default in the payment when due (at maturity, upon redemption, acceleration or otherwise) of the principal of, or premium, if any, on, the Notes;
(3) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Section 5.01 hereof;
(4) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture;
(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:
(A) is caused by a failure to pay principal at the final Stated Maturity of such Indebtedness (a “Payment Default”); or
(B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $30.0 million or more;
(6) with respect to any judgment or decree for the payment of money (net of any amount covered by insurance issued by a reputable and creditworthy insurer that has not contested coverage or reserved rights with respect to an underlying claim) in excess of $30.0 million or its foreign currency equivalent against the Company or any Restricted Subsidiary of the Company, the failure by the Company or such Restricted Subsidiary, as applicable, to pay such judgment or decree, which judgment or decree has remained outstanding for a period of 60 days after such judgment or decree became final and nonappealable without being paid, discharged, waived or stayed;

(7) except as permitted by this Indenture, any Subsidiary Guarantee of any Significant Subsidiary is declared to be unenforceable or invalid by any final and nonappealable judgment or decree or ceases for any reason to be in full force and effect, or any Guarantor, that is a Significant Subsidiary or any Person acting on behalf of any Guarantor that is a Significant Subsidiary denies or disaffirms its obligations in writing under its Subsidiary Guarantee and such Default continues for 10 days after receipt of the notice specified in this Indenture;
(8) either of the Issuers or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:
(A) commences a voluntary case,
(B) consents to the entry of an order for relief against it in an involuntary case,
(C) consents to the appointment of a custodian of it or for all or substantially all of its property,
(D) makes a general assignment for the benefit of its creditors, or
(E) generally is not paying its debts as they become due; and
(9) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(A) is for relief against either of the Issuers or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary in an involuntary case;
(B) appoints a custodian of either of the Issuers or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary for all or substantially all of the property of either of the Issuers or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary; or
(C) orders the liquidation of either of the Issuers or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02 Acceleration.
In the case of an Event of Default specified in clause (8) or (9) of Section 6.01 hereof, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.
Upon any such declaration, the Notes shall become due and payable immediately. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of all of the Holders, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest or premium or Special Interest, if any, on, or the principal of, the Notes.
Section 6.03 Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Special Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04 Waiver of Past Defaults.
Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Special Interest, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.
Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.
Section 6.06 Limitation on Suits.
A Holder may pursue a remedy with respect to this Indenture or the Notes only if:
(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;
(2) Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;
(3) such Holders have offered the Trustee reasonable security or indemnity reasonably satisfactory to it against any loss, liability or expense;
(4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and
(5) Holders of a majority in aggregate principal amount of the then-outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.
Section 6.07 Rights of Holders to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Special Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08 Collection Suit by Trustee.
If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company and each Guarantor for the whole amount of principal of, premium and Special Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10 Priorities.
If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
Second: to Holders for amounts due and unpaid on the Notes for principal, premium and Special Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Special Interest, if any, and interest, respectively; and
Third: to the Company or to such party as a court of competent jurisdiction shall direct.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE 7.
TRUSTEE
Section 7.01 Duties of Trustee.
(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b) Except during the continuance of an Event of Default:
(1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not to confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.
(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.
(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02 Rights of Trustee.
(a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its own selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
(d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.
(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
(g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.
(i) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
(j) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
Section 7.03 Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05 Notice of Defaults.
If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Special Interest, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.
Section 7.06 Reports by Trustee to Holders of the Notes.
(a) Within 60 days after each May 15 beginning with the May 15 following the Issue Date, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).
(b) A copy of each report at the time of its mailing to the Holders shall be mailed by the Trustee to the Issuers and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Issuers shall promptly notify the Trustee when the Notes are listed on any stock exchange or delisted therefrom.
Section 7.07 Compensation and Indemnity.
(a) The Issuers shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Issuers and the Guarantors, jointly and severally, shall indemnify the Trustee against any and all losses, liabilities, claims, damages or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense shall be determined to have been caused by its own negligence or willful misconduct. The Trustee shall notify the Issuers promptly of any claim of which a Responsible Officer has received written notice for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers or any of the Guarantors of their obligations hereunder. The Issuers or such Guarantor shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel. Neither the Issuers nor any Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
(c) The obligations of the Issuers and the Guarantors under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.
(d) To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
(e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
(f) The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.
Section 7.08 Replacement of Trustee.
(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuers. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:
(1) the Trustee fails to comply with Section 7.10 hereof;
(2) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or
(4) the Trustee becomes incapable of acting.
(c) If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Issuers shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.
(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition, at the expense of the Issuers, any court of competent jurisdiction for the appointment of a successor Trustee.
(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.
Section 7.09 Successor Trustee by Merger, etc.
If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.
Section 7.10 Eligibility; Disqualification.
There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that together with its affiliates has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.
This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).

Section 7.11 Preferential Collection of Claims Against Company.
The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
ARTICLE 8.
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.
The Issuers may, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and all obligations of the Guarantors with respect to the Subsidiary Guarantees upon compliance with the conditions set forth below in this Article 8.
Section 8.02 Legal Defeasance and Discharge.
Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuers and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Subsidiary Guarantees) on the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Subsidiary Guarantees), which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Subsidiary Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
(1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Special Interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;
(2) the Issuers’ obligations with respect to such Notes under Article 2 and Section 4.02 hereof;
(3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and the Guarantors’ obligations in connection therewith; and

(4) this Article 8.
Subject to compliance with this Section 8.02, the Issuers may exercise their option under this Section 8.02 notwithstanding the prior exercise of their option under Section 8.03 hereof.
Section 8.03 Covenant Defeasance.
Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20 hereof and Section 5.01(a)(4) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and the Subsidiary Guarantees, the Issuers and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees shall be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03 subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(6) and, to the extent relating to a Significant Subsidiary, 6.01(8) and 6.01(9) hereof shall not constitute Events of Default.
Section 8.04 Conditions to Legal or Covenant Defeasance.
In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:
(1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as shall be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and Special Interest, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3) in the case of Covenant Defeasance, the Issuers must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement (including, without limitation, the Credit Agreement) or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
(5) the Issuers must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others; and
(6) the Issuers must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.
Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Special Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuers shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Issuers from time to time upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06 Repayment to Issuers.
Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium or Special Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium or Special Interest, if any, or interest has become due and payable shall be paid to the Issuers on their request or (if then held by the Issuers) shall be discharged from such trust; and the Holder of such Note shall thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuers as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuers cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuers.
Section 8.07 Reinstatement.
If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium or Special Interest, if any, or interest on any Note following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the cash or Government Securities held by the Trustee or Paying Agent.

ARTICLE 9.
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01 Without Consent of Holders.
(a) Notwithstanding Section 9.02 of this Indenture, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees or the Notes without the consent of any Holder of a Note:
(1) to cure any ambiguity, defect or inconsistency;
(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;
(3) to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders and Subsidiary Guarantees by a successor to the Company or such Guarantor pursuant to Article 5 or Section 10.05, respectively, hereof, or a Specified Change of Control, as applicable and the corresponding release of the Issuers’ Obligations under this Indenture;
(4) to make any change that would provide any additional rights or benefits (including the addition of collateral) to the Holders or that does not adversely affect the legal rights hereunder of any such Holder;
(5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
(6) to conform the text of this Indenture, the Subsidiary Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum;
(7) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the Issue Date;
(8) to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes; or
(9) to issue the Exchange Notes.
(b) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02 With Consent of Holders.
(a) Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.15 hereof), the Subsidiary Guarantees and the Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Special Interest, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).
(b) Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02(b) hereof, the Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.
(c) It is not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.
(d) After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding, voting as a single class, may waive compliance in a particular instance by the Issuers and the Guarantors with any provision of this Indenture, the Notes, or the Subsidiary Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof;

(3) reduce the rate of or change the time for payment of interest, including default interest, on any Note;
(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Special Interest, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);
(5) make any Note payable in money other than that stated in the Notes;
(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium or Special Interest, if any, on, the Notes;
(7) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 or 4.15 hereof);
(8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture;
(9) impair the right of any Holder of the Notes to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;
(10) make any change to or modify the ranking of any such Note or related Guarantee that would adversely affect the Holders; or
(11) make any change in the preceding amendment and waiver provisions.
Section 9.03 Compliance with Trust Indenture Act.
Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
Section 9.05 Notation on or Exchange of Notes.
The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06 Trustee to Sign Amendments, etc.
The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuers may not sign an amended or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be provided with and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.
ARTICLE 10.
SUBSIDIARY GUARANTEES
Section 10.01 Guarantee.
(a) Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:
(1) the principal of, premium and Special Interest, if any, and interest on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Issuers to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
(b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against the Issuers, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture or by release in accordance with the provisions of this Indenture.
(c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either the Issuers or the Guarantors to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
(d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such Obligations as provided in Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 10.02 Limitation on Guarantor Liability.
Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor shall be limited to the maximum amount that shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.
Section 10.03 Execution and Delivery of Subsidiary Guarantee.
To evidence its Subsidiary Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit E hereto shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by one of its Officers.
Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.01 hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.
If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.
In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Subsidiary after the Issue Date, if required by Section 4.20 hereof, the Company shall cause such Subsidiary to comply with the provisions of Section 4.20 hereof and this Article 10, to the extent applicable.

Section 10.04 Guarantors May Consolidate, etc., on Certain Terms.
Except as otherwise provided in this Section 10.04, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than either of the Issuers or another Guarantor, unless:
(1) immediately after giving effect to such transaction, no Default or Event of Default exists; and
(2) either:
(a) the Person (if other than either of the Issuers or a Guarantor) acquiring the property in any such sale or disposition or the Person (if other than either of the Issuers or a Guarantor) formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under this Indenture, the Subsidiary Guarantee and the Registration Rights Agreement on the terms set forth herein or therein; or
(b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.
In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuers and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.
Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into either of the Issuers or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05 Releases.
The Subsidiary Guarantee of a Guarantor will be released:
(a) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 hereof;
(b) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 hereof;
(c) if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.17 hereof;
(d) if that Guarantor is released from its guarantee under the Credit Agreement;
(e) if that Guarantor is designated as a Non-Guarantor Subsidiary in accordance with the definition of Non-Guarantor Subsidiary;
(f) upon legal defeasance in accordance with Article 8 hereof or satisfaction and discharge in accordance with Article 11 hereof; or
(g) upon delivery of a Covenant Termination Event Notice pursuant to a Covenant Termination Event.
If any Guarantor is released from its Subsidiary Guarantee, any of its Subsidiaries that are Guarantors will be released from their Subsidiary Guarantees, if any.
Any Guarantor not released from its obligations under its Subsidiary Guarantee as provided in this Section 10.05 shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.
ARTICLE 11.
SATISFACTION AND DISCHARGE
Section 11.01 Satisfaction and Discharge.
This Indenture shall be discharged and shall cease to be of further effect as to all Notes issued hereunder, when:
(1) either:
(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or shall become due and payable within one year and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as shall be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Special Interest, if any, and accrued interest to the date of maturity or redemption;
(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuers or any Guarantor is a party or by which the Issuers or any Guarantor is bound;
(3) the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and
(4) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.
In addition, the Issuers must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to sub-clause (b) of clause (1) of this Section, the provisions of Sections 12.02 and 8.06 shall survive. In addition, nothing in this Section 11.01 shall be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02 Application of Trust Money.
Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
To the extent that and so long as the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided, however, that if the Issuers have made any payment of principal of, premium, if any, or interest on any Notes following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.
ARTICLE 12.
MISCELLANEOUS
Section 12.01 Trust Indenture Act Controls.
If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties shall control.
Section 12.02 Notices.
Any notice or communication by either of the Issuers, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:
If to either of the Issuers and/or any Guarantor:
IASIS Healthcare LLC
117 Seaboard Lane
Building E
Franklin, Tennessee 37067
Facsimile No.: (615) 846-3006
Attention: General Counsel

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.
900 Ashford Parkway, Suite 425
Atlanta, Georgia 30338
Facsimile No.: (770) 698-5195
Attention: Corporate Trust Administration
The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
Section 12.03 Communication by Holders with Other Holders.
Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
Section 12.04 Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:
(1) an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
Section 12.05 Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:
(1) a statement that the Person making such certificate or opinion has read such covenant or condition;
(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
Section 12.06 Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 12.07 No Personal Liability of Directors, Officers, Employees and Stockholders.
No director, officer, employee, incorporator, stockholder, member or other holder of Equity Interests of the Issuers or any Guarantor, as such, shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Section 12.08 Governing Law.
THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 12.09 No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 12.10 Successors.
All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.05.
Section 12.11 Severability.
In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 12.12 Counterpart Originals.
The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 12.13 Table of Contents, Headings, etc.
The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 12.14 Waiver of Jury Trial.
EACH OF THE ISSUERS, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.15 Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
(Signature Pages Follow)

SIGNATURES
Dated as of May 3, 2011

IASIS HEALTHCARE LLC
By:	/s/ John M. Doyle
	Name:	John M. Doyle
	Title:	Chief Financial Officer

IASIS CAPITAL CORPORATION
By:	/s/ John M. Doyle
	Name:	John M. Doyle
	Title:	Chief Financial Officer

ARIZONA DIAGNOSTIC &SURGICAL CENTER, INC.
BAPTIST JOINT VENTURE HOLDINGS, INC.
BEAUMONT HOSPITAL HOLDINGS, INC.
BILTMORE SURGERY CENTER HOLDINGS, INC.
BILTMORE SURGERY CENTER, INC.
BRIM HOLDING COMPANY, INC.
DAVIS HOSPITAL HOLDINGS, INC.
DECISIONPOINT SERVICES, INC.
FIRST CHOICE PHYSICIANS NETWORK HOLDINGS, INC.
HEART AND LUNG INSTITUTE OF UTAH, INC.
IASIS FINANCE, INC.
IASIS HEALTHCARE HOLDINGS, INC.
IASIS HOSPITAL NURSE STAFFING COMPANY
IASIS MANAGEMENT COMPANY
IASIS PHYSICIAN SERVICES, INC.
IASIS PORT ARTHUR ASC, INC.
IASIS TRANSCO, INC.
JORDAN VALLEY HOSPITAL HOLDINGS, INC.
MCS/AZ, INC.
NORTH VISTA HOSPITAL, INC.
PALMS OF PASADENA HOMECARE, INC.
PHYSICIAN GROUP OF ARIZONA, INC.
PHYSICIAN GROUP OF FLORIDA, INC.
PHYSICIAN GROUP OF LOUISIANA, INC.

PHYSICIAN GROUP OF UTAH, INC. ROCKY MOUNTAIN MEDICAL CENTER, INC. SALT LAKE REGIONAL PHYSICIANS, INC. TAMPA BAY STAFFING SOLUTIONS, INC. UTAH TRANSCRIPTION SERVICES, INC.
By:	/s/ John M. Doyle
	Name:	John M. Doyle
	Title:	Chief Financial Officer

IASIS GLENWOOD REGIONAL MEDICAL CENTER, LP
MEMORIAL HOSPITAL OF TAMPA, LP
MESA GENERAL HOSPITAL, LP
PALMS OF PASADENA HOSPITAL, LP
ST. LUKE’S BEHAVIORAL HOSPITAL, LP
ST. LUKE’S MEDICAL CENTER, LP
TOWN &COUNTRY HOSPITAL, LP

By: IASIS Healthcare Holdings, Inc.
       as General Partner

	By:	/s/ John M. Doyle
	Name:	John M. Doyle
	Title:	Chief Financial Officer

BRIM HEALTHCARE OF COLORADO, LLC BRIM PHYSICIANS GROUP OF COLORADO, LLC BRIM PHYSICIANS GROUP OF TEXAS, LLC By: Brim Holding Company, Inc. as Sole Member
	By:	/s/ John M. Doyle
	Name:	John M. Doyle
	Title:	Chief Financial Officer

IASIS Finance Texas Holdings, LLC Seaboard Development LLC
By:	/s/ John M. Doyle
	Name:	John M. Doyle
	Title:	Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee
By:	/s/ Kristine Prall
	Name:	Kristine Prall
	Title:	Vice President

EXHIBIT A1
[Face of Note]
CUSIP/CINS ____________
8.375% Senior Notes due 2019

No.	$
IASIS HEALTHCARE LLC
IASIS CAPITAL CORPORATION
promises to pay to ____________________ or registered assigns, the principal sum of  _____  DOLLARS on May 15, 2019.
Interest Payment Dates: May 15 and November 15
Record Dates: May 1 and November 1
Dated: _______________, 2011

IASIS HEALTHCARE LLC
By:
Name:
Title:

IASIS CAPITAL CORPORATION
By:
Name:
Title:

A1-1

This is one of the Notes referred to
in the within-mentioned Indenture:
THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Trustee

By:
Authorized Signatory

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[Back of Note]
8.375% Senior Notes due 2019
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1) INTEREST. IASIS Healthcare LLC, a Delaware limited liability company (the “Company”), and IASIS Capital Corporation, a Delaware corporation (“IASIS Capital” and together with the Company, the “Issuers”), promise to pay interest on the principal amount of this Note at 8.375% per annum from May 3, 2011 until maturity and shall pay the Special Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuers shall pay interest and Special Interest, if any, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be November 15, 2011. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
(2) METHOD OF PAYMENT. The Issuers shall pay interest on the Notes (except defaulted interest) and Special Interest, if any, to the Persons who are registered Holders at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, interest and premium and Special Interest, if any, at the office or agency of the Paying Agent within the City and State of New York, or, at the option of the Issuers, payment of interest and Special Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Special Interest, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

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(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
(4) INDENTURE. The Issuers issued the Notes under an Indenture dated as of May 3, 2011 (the “Indenture”), among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are general unsecured obligations of the Issuers. Subject to the conditions set forth in the Indenture, the Issuers may issue Additional Notes.
(5) OPTIONAL REDEMPTION.
(a) Except as set forth in subparagraph (b) of this Paragraph 5, the Issuers shall not have the option to redeem the Notes prior to May 15, 2014. On or after May 15, 2014, the Issuers may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2014	106.281%
2015	104.188%
2016	102.094%
2017 and thereafter	100.000%
(b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to May 15, 2014, the Issuers may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 108.375% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the redemption date with the net cash proceeds of one or more Equity Offerings by the Issuers or a contribution to the common equity capital of the Company from the net proceeds of one or more Equity Offerings by a direct or indirect parent of the Company (in each case, other than Excluded Contributions and the net proceeds of a sale of Designated Preferred Stock); provided that (i) at least 65% in aggregate principal amount of the Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and (ii) the redemption occurs within 90 days of the date of the closing of such Equity Offering or equity contribution.

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(c) At any time prior to May 15, 2014, the Issuers may redeem all or a part of the Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any to, but excluding, the Redemption Date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.
(6) MANDATORY REDEMPTION. The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
(7) REPURCHASE AT THE OPTION OF HOLDER.
(a) If there is a Change of Control, unless the Issuers have previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under Sections 3.07 or 12.01 of the Indenture, the Issuers will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased, if any, to, but excluding, the date of purchase subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, the Issuers will send notice of such Change of Control Offer by first class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of DTC.
(b) If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, within 10 Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company shall commence an Asset Sale Offer to all Holders and if the Company elects (or is required by the terms of such other pari passu Indebtedness) all holders of other Indebtedness that is pari passu with the Notes pursuant to Section 3.09 of the Indenture to purchase the maximum aggregate principal amount of Notes and such pari passu Indebtedness, in denominations of $2,000 initial principal amount and multiples of $1,000 thereafter, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, or, in the case of Pari Passu Indebtedness represented by securities sold at a discount, the amount of the accreted value thereof at such time, plus accrued and unpaid interest and Special Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use the remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis. Holders to whom an Asset Sale Offer is addressed shall receive an Asset Sale Offer from the Company prior to the related Purchase Date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

A1-5

(8) NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.
(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
(11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes. Without the consent of any Holder, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency, (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of the Notes in case of a merger or consolidation or a Specified Change of Control, as applicable, (iv) to make any change that would provide any additional rights or benefits (including the addition of collateral) to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder, (v) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, (vi) to conform the text of the Indenture, the Subsidiary Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum, (vii) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the Issue Date, (viii) to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes, or (ix) to issue the Exchange Notes.

A1-6

(12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on or Special Interest, if any, with respect to, the Notes; (ii) default in payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes; (iii) failure by the Company to comply with Section 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default: (a) is caused by a failure to pay principal at the final Stated Maturity of such Indebtedness (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $30.0 million or more; (vi) certain final judgments and decrees for the payment of money that remain undischarged for a period of 60 days after such judgment has become final and nonappealable; (vii) except as permitted by the Indenture, any Subsidiary Guarantee of any Significant Subsidiary is declared to be unenforceable or invalid by any final and nonappealable judgment or decree or ceases for any reason to be in full force and effect, or any Guarantor, that is a Significant Subsidiary or any Person acting on behalf of any Guarantor that is a Significant Subsidiary denies or disaffirms its obligations in writing under its Subsidiary Guarantee and such Default continues for 10 days after receipt of the notice specified in the Indenture and (viii) certain events of bankruptcy or insolvency with respect to the Issuers or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, premium and Special Interest, if any, or interest on, the Notes (including in connection with an offer to purchase). The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

A1-7

(13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
(14) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator, stockholder or member of the Issuers or any of the Guarantors, as such, shall not have any liability for any obligations of the Issuers or such Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
(15) AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(17) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of May 3, 2011, among the Company, IASIS Capital, the Guarantors and the other parties named on the signature pages thereof (the “Registration Rights Agreement”).
(18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:
IASIS Healthcare LLC
IASIS Capital Corporation
117 Seaboard Lane, Building E
Franklin, Tennessee 37067
Facsimile No.: (615) 846-3006
Attention: General Counsel

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ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:  ______________________________________
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint _____________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date: _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*: _________________________
*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A1-9

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:
☐ Section 4.10       ☐ Section 4.15
If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:
$_______________
Date: _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:
Signature Guarantee*: _________________________
*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A1-10

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

	Amount of	Amount of	Principal Amount	Signature of
	decrease in	increase in	of this Global	authorized
	Principal	Principal	Note following	officer of
	Amount of	Amount of	such decrease	Trustee or
Date of Exchange	this Global Note	this Global Note	(or increase)	Custodian

*	This schedule should be included only if the Note is issued in global form.

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EXHIBIT A2
[Face of Regulation S Temporary Global Note]
CUSIP/CINS __________
8.375% Senior Notes due 2019

No.	$
IASIS HEALTHCARE LLC
IASIS CAPITAL CORPORATION
promises to pay to CEDE & CO. or registered assigns,
the principal sum of  _____  DOLLARS on May 15, 2019.
Interest Payment Dates: May 15 and November 15
Record Dates: May 1 and November 1
Dated: _______________, 2011

IASIS HEALTHCARE LLC
By:
Name:
Title:

IASIS CAPITAL CORPORATION
By:
Name:
Title:

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This is one of the Notes referred to
in the within-mentioned Indenture:
THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

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[Back of Regulation S Temporary Global Note]
8.375% Senior Notes due 2019
THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL HEREOF OR INTEREST HEREON.
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.01 AND SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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THIS NOTE AND THE GUARANTEES ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR THE GUARANTEES ENDORSED HEREON NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH AN ISSUER OR ANY AFFILIATE OF AN ISSUER WAS THE OWNER OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEES ENDORSED HEREON) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A)(1) TO IASIS HEALTHCARE LLC OR ANY SUBSIDIARY THEREOF, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (3) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (4) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”) IN AN OFFSHORE TRANSACTION COMPLYING WITH REGULATION S OR (5) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (A)(4) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S OR PURSUANT TO CLAUSE (A)(5) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER APPLICABLE JURISDICTIONS. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
(1) INTEREST. IASIS Healthcare LLC, a Delaware limited liability company (the “Company”), and IASIS Capital Corporation, a Delaware corporation (“IASIS Capital” and together with the Company, the “Issuers”), promise to pay interest on the principal amount of this Note at 8.375% per annum from May 3, 2011 until maturity and shall pay the Special Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuers shall pay interest and Special Interest, if any, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date

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to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be November 15, 2011. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Special Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
(2) METHOD OF PAYMENT. The Issuers shall pay interest on the Notes (except defaulted interest) and Special Interest, if any, to the Persons who are registered Holders at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, interest and premium and Special Interest, if any, at the office or agency of the Paying Agent within the City and State of New York, or, at the option of the Issuers, payment of interest and Special Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium and Special Interest, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuers or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
(4) INDENTURE. The Issuers issued the Notes under an Indenture dated as of May 3, 2011 (the “Indenture”), among the Issuers, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are general unsecured obligations of the Issuers. Subject to the conditions set forth in the Indenture, the Issuers may issue Additional Notes.

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(5) OPTIONAL REDEMPTION.
(a) Except as set forth in subparagraph (b) of this Paragraph 5, the Issuers shall not have the option to redeem the Notes prior to May 15, 2014. On or after May 15, 2014, the Issuers may redeem all or part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2014	106.281%
2015	104.188%
2016	102.094%
2017 and thereafter	100.000%
(b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to May 15, 2014, the Issuers may, on any one or more occasions, redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 108.375% of the principal amount thereof, plus accrued and unpaid interest and Special Interest, if any, to the redemption date with the net cash proceeds of one or more Equity Offerings by the Issuers or a contribution to the common equity capital of the Company from the net proceeds of one or more Equity Offerings by a direct or indirect parent of the Company (in each case, other than Excluded Contributions and the net proceeds of a sale of Designated Preferred Stock); provided that (i) at least 65% in aggregate principal amount of the Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and (ii) the redemption occurs within 90 days of the date of the closing of such Equity Offering or equity contribution.
(c) At any time prior to May 15, 2014, the Issuers may redeem all or a part of the Notes, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any to, but excluding, the Redemption Date, subject to the rights of Holder on the relevant record date to receive interest due on the relevant interest payment date.
(6) MANDATORY REDEMPTION. The Issuers shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
(7) REPURCHASE AT THE OPTION OF HOLDER.
(a) If there is a Change of Control, unless the Issuers have previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under Sections 3.07 or 12.01 of the Indenture, the Issuers will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased, if any, to, but excluding, the date of purchase subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, the Issuers will send notice of such Change of Control Offer by first class mail, with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee or otherwise in accordance with the procedures of DTC.

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(b) If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, within 10 Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company shall commence an Asset Sale Offer to all Holders and if the Company elects (or is required by the terms of such other pari passu Indebtedness) all holders of other Indebtedness that is pari passu with the Notes pursuant to Section 3.09 of the Indenture to purchase the maximum aggregate principal amount of Notes and such pari passu Indebtedness, in denominations of $2,000 initial principal amount and multiples of $1,000 thereafter, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, or, in the case of Pari Passu Indebtedness represented by securities sold at a discount, the amount of the accreted value thereof at such time, plus accrued and unpaid interest and Special Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use the remaining Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis. Holders to whom an Asset Sale Offer is addressed shall receive an Asset Sale Offer from the Company prior to the related Purchase Date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.
(8) NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.
(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

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(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
(11) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes. Without the consent of any Holder, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency, (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of the Notes in case of a merger or consolidation or a Specified Change of Control, as applicable, (iv) to make any change that would provide any additional rights or benefits (including the addition of collateral) to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder, (v) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, (vi) to conform the text of the Indenture, the Subsidiary Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum, (vii) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the Issue Date, (viii) to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes, or (ix) to issue the Exchange Notes.
(12) DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on or Special Interest, if any, with respect to, the Notes; (ii) default in payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes; (iii) failure by the Company to comply with Section 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then-outstanding voting as a single class to comply with any of the other agreements in the Indenture; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default: (a) is caused by a

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failure to pay principal at the final Stated Maturity of such Indebtedness (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $30.0 million or more; (vi) certain final judgments and decrees for the payment of money that remain undischarged for a period of 60 days after such judgment has become final and nonappealable; (vii) except as permitted by the Indenture, any Subsidiary Guarantee of any Significant Subsidiary is declared to be unenforceable or invalid by any final and nonappealable judgment or decree or ceases for any reason to be in full force and effect, or any Guarantor, that is a Significant Subsidiary or any Person acting on behalf of any Guarantor that is a Significant Subsidiary denies or disaffirms its obligations in writing under its Subsidiary Guarantee and such Default continues for 10 days after receipt of the notice specified in the Indenture and (viii) certain events of bankruptcy or insolvency with respect to the Issuers or any of the Company’s Restricted Subsidiaries that is a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then-outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then-outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then-outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of the principal of, premium and Special Interest, if any, or interest on, the Notes (including in connection with an offer to purchase). The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.
(13) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.
(14) NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator, stockholder or member of the Issuers or any of the Guarantors, as such, shall not have any liability for any obligations of the Issuers or such Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

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(15) AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
(16) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(17) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of May 3, 2011, among the Company, IASIS Capital, the Guarantors and the other parties named on the signature pages thereof (the “Registration Rights Agreement”).
(18) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:
IASIS Healthcare LLC
IASIS Capital Corporation
117 Seaboard Lane, Building E
Franklin, Tennessee 37067
Facsimile No.: (615) 846-3006
Attention: General Counsel
ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:  _______________________________________
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

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(Print or type assignee’s name, address and zip code)
and irrevocably appoint  ____________________________  to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date: _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*: _________________________
*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:
☐ Section 4.10       ☐ Section 4.15
If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:
$_______________
Date: _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:
Signature Guarantee*: _________________________
*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

	Amount of	Amount of	Principal Amount	Signature of
	decrease in	increase in	of this Global	authorized
	Principal	Principal	Note following	officer of
Date of	Amount of	Amount of	such decrease	Trustee or
Exchange	this Global Note	this Global Note	(or Increase)	Custodian

*	This schedule should be included only if the Note is issued in global form.

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EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
IASIS Healthcare LLC
IASIS Capital Corporation
117 Seaboard Lane, Building E
Franklin, Tennessee 37067
The Bank of New York Mellon Trust Company, N.A.
900 Ashford Parkway, Suite 425
Atlanta, Georgia 30338
Re: 8.375% Senior Notes due 2019
Reference is hereby made to the Indenture, dated as of May 3, 2011 (the “Indenture”), among IASIS Healthcare LLC, (the “Company”), IASIS Capital Corporation (“IASIS Capital” and together with the Company, the “Issuers”), the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
 _____, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $_____ in such Note[s] or interests (the “Transfer”), to  _____  (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1. ☐ Check if Transferee shall take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
2. ☐ Check if Transferee shall take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;
or
(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act.
4. ☐ Check if Transferee shall take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:  _____

ANNEX A TO CERTIFICATE OF TRANSFER
1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP _____), or

(ii)	☐ Regulation S Global Note (CUSIP _____), or
(b)	☐ a Restricted Definitive Note.
2.	After the Transfer the Transferee shall hold:
[CHECK ONE]
(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP _____), or

(ii)	☐ Regulation S Global Note (CUSIP _____), or

(iii)	☐ Unrestricted Global Note (CUSIP _____); or
(b)	☐ a Restricted Definitive Note; or

(c)	☐ an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
IASIS Healthcare LLC
IASIS Capital Corporation
117 Seaboard Lane, Building E
Franklin, Tennessee 37067
The Bank of New York Mellon Trust Company, N.A.
900 Ashford Parkway, Suite 425
Atlanta, Georgia 30338
Re: 8.375% Senior Notes due 2019
(CUSIP  _____)
Reference is hereby made to the Indenture, dated as of May 3, 2011 (the “Indenture”), among IASIS Healthcare LLC (the “Company”), IASIS Capital Corporation (“IASIS Capital” and together with the Company, the “Issuers”), the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
 _____, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $_____  in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

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(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

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(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ¨ 144A Global Note, ¨ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:  _____

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EXHIBIT D
[FORM OF NOTATION OF SUBSIDIARY GUARANTEE]
For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of May 3, 2011 (the “Indenture”) among IASIS Healthcare LLC, (the “Company”), IASIS Capital Corporation (“IASIS Capital,” and together with the Company, the “Issuers”), the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium and Special Interest, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other Obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.
Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]
By:
Name:
Title:

D-1

EXHIBIT E
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of  _____, 20_____, among _____ (the “Guaranteeing Subsidiary”), a subsidiary of IASIS Healthcare LLC (or its permitted successor), (the “Company”), the Company, IASIS Capital Corporation (or its permitted successor), (“IASIS Capital,” and together with the Company, the “Issuers”), the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 3, 2011 providing for the issuance of 8.375% Senior Notes due 2019 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in this Indenture including but not limited to Article 10 thereof.
3. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

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4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

E-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated:  _____, 20 _____

[GUARANTEEING SUBSIDIARY]
By:
Name:
Title:

IASIS Healthcare LLC
By:
Name:
Title:

IASIS Capital Corporation
By:
Name:
Title:

[EXISTING GUARANTORS]
By:
Name:
Title:

The Bank of New York Mellon Trust Company, N.A., as Trustee
By:
Authorized Signature

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